                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  Form 8-K/A

                               Amendment No.1 to

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) December 10, 1997



                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
             (Exact name of registrant as specified in its charter)



         Delaware                     0-25634                     87-0365268
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)



755 Boardman-Canfield Road, Building G West, Boardman, Ohio          44512
(Address of principal executive offices)                           (Zip Code)




Registrant's telephone number, including area code (330) 965-9910



                                 Not applicable.
         (Former name or former address, if changed since last report.)

THE CURRENT REPORT ON FORM 8-K OF THE REGISTRANT PREVIOUSLY FILED ON DECEMBER 23, 1997 IS HEREBY AMENDED TO ADD THERETO THE FOLLOWING FINANCIAL STATEMENTS AND
EXHIBITS:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements relating to the transactions consummated on December 10, 1997 pursuant to which American Architectural Products Corporation acquired all of the issued and outstanding common and preferred stock of Binnings Building Products, Inc. and substantially all of the assets of Danvid Company, Inc. and Danvid Window Company, American Glassmith, Inc. and Modern Window Corporation are filed herewith:

         AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

         1. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997 and Notes thereto


         2. Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 1997 and Notes thereto



         3. Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1996 and Notes thereto



         BINNINGS BUILDING PRODUCTS, INC.


         1.        Report of Independent Public Accountants



         2. Balance Sheets at December 31, 1995 and 1996, and September 30, 1997 (unaudited)



         3. Statements of Operations for the Years Ended December 31, 1994, 1995 and 1996 and for the Nine Months Ended September 30, 1997 (unaudited)



         4. Statements of Stockholders' Deficit for the Years Ended December 31, 1994, 1995 and 1996, and for the Nine Months Ended September 30, 1997 (unaudited)



         5. Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and 1996 and for the Nine Months Ended September 30, 1997 (unaudited)



         6.        Notes to Financial Statements

         DANVID COMPANY, INC. AND DANVID WINDOW COMPANY


         1.        Report of Independent Public Accountants



         2.        Combined Balance Sheets at July 28, 1996 and July 27, 1997



         3. Combined Statements of Income and Retained Earnings for the Years Ended July 28, 1996 and July 27, 1997



         4. Combined Statements of Cash Flows for the Years Ended July 28, 1996 and July 27, 1997



         5.        Notes to Combined Financial Statements




         6.        Independent Auditor's Report



         7.        Combined Balance Sheet at July 31, 1995



         8. Combined Statement of Operations and Retained Earnings for the Year Ended July 31, 1995



         9.        Combined Statement of Cash Flows for the Year Ended July 31,
                   1995



        10.        Notes to Combined Financial Statements



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

Date:  January 14, 1998                      /s/ Frank J. Amedia
                                             -----------------------------------
                                             Frank  J. Amedia
                                             President & Chief Executive Officer

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     Eagle & Taylor Company ("ETC") was incorporated on June 19, 1996 and had no significant operations or assets until it acquired two companies, Eagle Window and Door, Inc. ("Eagle") and Taylor Building Products Company ("Taylor"), from MascoTech, Inc. on August 29, 1996. The acquisition of Eagle and Taylor was accounted for as a purchase, with the assets acquired and liabilities assumed recorded at estimated fair market values and the results of the Eagle and Taylor operations included in ETC's consolidated financial statements from the date of acquisition.



     ETC's ultimate controlling stockholder acquired 100% ownership of two other companies, Mallyclad Corp. ("Mallyclad") and Vyn-L Corporation ("Vyn-L"), on June 25, 1996. On December 18, 1996, Mallyclad and Vyn-L collectively were merged into ETC concurrently with the FCEI combination described below. The merger was accounted for at historic cost in a manner similar to a pooling of interests. The operating results of Mallyclad and Vyn-L from the date of acquisition by ETC's ultimate controlling stockholder are included in the consolidated financial statements. Eagle, Taylor, Mallyclad and Vyn-L, are considered the predecessors of ETC for financial reporting purposes.


     On December 18, 1996, ETC acquired and combined with Forte Computer Easy, Inc. ("FCEI"). Subsequent to this transaction, the combined entity changed its name to American Architectural Products Corporation ("AAPC"). On March 14, 1997, AAPC acquired the stock of Western Insulated Glass, Co. ("Western"), and on July 18, 1997, AAPC acquired the stock of Thermetic Glass, Inc. ("Thermetic"). The acquisitions were accounted for as purchases, with the purchase prices allocated among the assets acquired and liabilities assumed based on their estimated fair market values, and the results of their operations were included in the consolidated financial statements from the respective dates of acquisition.


     On December 10, 1997, concurrently with the offering of $125,000,000 of 11 3/4% senior notes due 2007 (the "Offering"), AAPC consummated the acquisitions of Binnings Building Products, Inc. ("Binnings"), Danvid Company, Inc. and Danvid Window Company (collectively, "Danvid"), American Glassmith, Inc. ("American Glassmith") and Modern Window Corporation ("Modern"), collectively, the "Acquisitions." The Acquisitions will be accounted for as purchases, with the purchase prices allocated among the assets acquired and liabilities assumed based on their estimated fair market values. The results of operations of the Acquisitions will be included in the consolidated financial statements of AAPC from the date of the Acquisitions.


     The accompanying unaudited pro forma consolidated financial statements illustrate the effects of the ETC acquisition of Eagle and Taylor; the acquisition of Mallyclad and Vyn-L by the ETC ultimate controlling stockholder and the subsequent merger of Mallyclad and Vyn-L into ETC; the ETC acquisition of FCEI; the AAPC acquisitions of Western and Thermetic; and the Offering and the Acquisitions (collectively, the "Transactions"). In the unaudited pro forma consolidated financial statements, the historical operating results of Eagle and Taylor, Mallyclad and Vyn-L, for the periods prior to inclusion in the AAPC consolidated financial statements are presented as "Predecessors"; the historical operating results of FCEI, Western and Thermetic for the periods prior to their inclusion in the AAPC consolidated financial statements are presented as "Completed Acquisitions"; and the historical balance sheets and results of operations of Binnings, Danvid, American Glassmith and Modern for the periods presented are included as "Acquisitions" (due to the significance of Binnings and Danvid, their historical financial data is presented separately under this heading).

     The unaudited pro forma consolidated balance sheet as of September 30, 1997 gives effect to the Acquisitions as though each transaction had occurred on September 30, 1997 and is based on the historical consolidated balance sheets of AAPC and the Acquisitions at that date. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 1997 is based on the historical statement of operations of AAPC for that period, of the Completed Acquisitions for the periods in 1997 prior to the dates such acquisitions were consummated and of the Acquisitions for the period from January 1, 1997 through September 30, 1997. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 is based on the historical statements of operations of the Predecessors for the periods in 1996 prior to their acquisitions, of AAPC for the period from June 19, 1996 to December 31, 1996, of the Completed Acquisitions for the periods in 1996 prior to the dates such acquisitions were consummated and of the Acquisitions for the year ended December 31, 1996. The unaudited pro forma consolidated statements of operations give effect to the Transactions as though each transaction had occurred on January 1, 1996.

     The unaudited pro forma consolidated financial statements reflect pro forma adjustments that are based upon available information and assumptions that the Company believes are reasonable and do not necessarily reflect the results of operations or the financial position of the Company that actually would have resulted had the Completed Acquisitions and Acquisitions to which pro forma effect is given been consummated as of the date or for the periods indicated. In preparing the unaudited pro forma consolidated financial statements, the Company believes it has utilized reasonable methods to conform the basis of presentation. The pro forma adjustments reflect those adjustments appropriate to present pro forma financial statements, pursuant to regulations prescribed by the Commission.

     The unaudited pro forma consolidated financial statements may not be indicative of the actual results of the Transactions. In particular, the unaudited pro forma consolidated financial statements are based on management's current estimate of the allocations of purchase price, the actual allocation of which may differ. Further, the unaudited pro forma consolidated financial statements do not reflect certain changes in the operating cost structure of the companies acquired that are contemplated in connection with the Transactions.

     The accompanying unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of AAPC, Eagle and Taylor, Mallyclad and Vyn-L, FCEI, Western, Thermetic, Binnings and Danvid. See "Note 2 -- Recapitalization and Acquisitions" to the AAPC consolidated financial statements regarding the Company's historical acquisition transactions.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                           ACQUISITIONS            PRO FORMA        PRO FORMA
                                    --------------------------      OFFERING       ACQUISITION     AAPC PRO
                           AAPC     BINNINGS   DANVID   OTHERS   ADJUSTMENTS(1)   ADJUSTMENTS(2)    FORMA
                          -------   --------   ------   ------   --------------   --------------   --------
ASSETS:
Cash..................... $ 1,267   $  1,074   $2,574   $  (18)     $ 86,216         $(52,341)     $ 38,772
Accounts receivable,
  net....................  10,389      5,101    4,554    1,360             0                0        21,404
Inventories..............  13,526      5,351    1,152    1,332             0              679        22,040
Prepaid expenses and
  other current assets...   1,446        585      108       55             0              (35)        2,159
                          -------    -------   ------   ------      --------         --------      --------
          Total current
            assets.......  26,628     12,111    8,388    2,729        86,216          (51,697)       84,375
                          -------    -------   ------   ------      --------         --------      --------
Property and equipment,
  net....................  18,902      9,930      443    2,141             0            9,139        40,555
Cost in excess of net
  assets acquired, net...  10,594          0        0        0             0           20,525        31,119
Other....................     925        448      289       85         5,555             (137)        7,165
                          -------    -------   ------   ------      --------         --------      --------
          Total assets... $57,049   $ 22,489   $9,120   $4,955      $ 91,771         $(22,170)     $163,214
                          =======    =======   ======   ======      ========         ========      ========
LIABILITIES AND
  STOCKHOLDERS' EQUITY:
Revolving lines of
  credit................. $ 9,932   $      0   $    0   $3,047      $ (9,932)        $ (3,047)     $      0
Accounts payable.........   7,624      1,557    2,258    1,040             0                0        12,479
Accrued Expenses.........   3,982      2,104    2,016      547             0              881         9,530
Accrued warranty
  obligations -- current
  portion................   1,500          0       73        0             0                0         1,573
Long term debt -- current
  portion................   2,857     14,269       39        0        (2,857)         (14,308)            0
Capital lease
  obligations -- current
  portion................     500         70        0        0             0                0           570
                          -------    -------   ------   ------      --------         --------      --------
          Total current
           liabilities...  26,395     18,000    4,386    4,634       (12,789)         (16,474)       24,152
                          -------    -------   ------   ------      --------         --------      --------
Senior Notes, due 2007...       0          0        0        0       125,000                0       125,000
Long term debt, less
  current portion........  11,135      6,651       80      900       (11,135)          (7,631)            0
Subordinated debt........   8,000          0        0        0        (8,000)               0             0
Capital lease
  obligations, less
  current portion........     953         52        0       45             0                0         1,050
Accrued warranty
  obligations, less
  current portion........   2,871          0      440        0             0                0         3,311
Other....................   1,481        218        0        0             0            2,151         3,850
                          -------    -------   ------   ------      --------         --------      --------
          Total
           liabilities...  50,835     24,921    4,906    5,579        93,076          (21,954)      157,363
Stockholder's equity.....   6,214     (2,432)   4,214     (624)       (1,305)            (216)        5,851
                          -------    -------   ------   ------      --------         --------      --------
Total liabilities and
  stockholders' equity... $57,049   $ 22,489   $9,120   $4,955      $ 91,771         $(22,170)     $163,214
                          =======    =======   ======   ======      ========         ========      ========

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

(1) Represents the receipt of proceeds from the Offering net of fees and expenses relating to the Offering and the use of proceeds from the Offering to retire debt of the Company existing at the time of the Offering including a prepayment penalty as follows:

        Proceeds from Senior Notes, 11 3/4%, due 2007.....................  $125,000
        Retirement of Company's existing debt:
          Revolving lines of credit.......................................    (9,932)
          Term debt.......................................................   (13,992)
          Subordinated debt...............................................    (8,000)
        Prepayment penalty................................................      (360)
        Fees and expenses relating to the Offering........................    (6,500)
                                                                            --------
        Cash..............................................................  $ 86,216
                                                                            ========

    Fees and expenses relating to the Offering include special bonuses of $425 to employees of the Company which are to be recorded as a charge to the Company's statement of operations and reflected as a reduction in equity in the accompanying unaudited pro forma balance sheet. The remainder of the fees and expenses will be recorded as deferred financing costs and will be amortized to interest expense over the 10-year term of the underlying Notes.

    In connection with the Offering, the Company will record an extraordinary charge -- loss on retirement of debt -- consisting of the write-off of deferred financing costs of $520 relating to the debt of the Company retired with the proceeds of the Offering and the above-noted $360 prepayment penalty. This extraordinary charge is reflected as a reduction in equity in the accompanying unaudited pro forma balance sheet.

(2) To reflect the acquisitions of Binnings, Danvid, American Glassmith and Modern and the adjustments relating to the allocation of purchase price on the basis of the estimated fair market values of the assets acquired and liabilities assumed. The components of purchase price and adjustments to reflect the related allocation to the assets and liabilities of the Acquisitions are as follows:

        Components of purchase price:
          Cash............................................................  $ 51,033
          AAPC common shares issued.......................................       942
          Assumption of debt..............................................     1,308
          Present value of noncompete agreement with former owner of
             one of the Acquisitions......................................     2,151
                                                                            --------
        Total purchase price..............................................  $ 55,434
        Adjustments relating to the allocation of purchase price:
          Elimination of stockholders' equity of acquired companies.......  $ (1,158)
          Increase in property, plant and equipment.......................    (9,139)
          Elimination of debt not assumed.................................   (23,678)
          Elimination of debt retired.....................................    (1,308)
          Liabilities not assumed.........................................      (319)
          Elimination of LIFO reserve from inventory......................      (679)
          Assets not acquired.............................................       172
          Adjustment to accrued expenses including estimate of acquisition
             costs........................................................     1,200
                                                                            --------
        Cost in excess of net assets acquired.............................  $ 20,525
                                                                            ========

     Cost in excess of net assets acquired will be amortized over 25 years.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                                                PRO FORMA
                                                                     AAPC                                       OFFERING
                                                                   PRO FORMA             ACQUISITIONS              AND
                                   COMPLETED       PRO FORMA        BEFORE        --------------------------   ACQUISITION
                       AAPC     ACQUISITIONS(1)   ADJUSTMENTS    ACQUISITIONS     BINNINGS  DANVID    OTHERS   ADJUSTMENTS
                      -------   ---------------   -----------   ---------------   -------   -------   ------   -----------
STATEMENT OF
  OPERATIONS DATA:
Net sales...........  $65,020       $ 3,969          $   0          $68,989       $33,932   $33,013   $8,406     $     0
Cost of sales.......   50,978         3,144            (23)(2)       54,099        24,653    26,869    6,445          85(6)
                      -------        ------          -----          -------       -------   -------   ------     -------
  Gross Profit......   14,042           825             23           14,890         9,279     6,144    1,961         (85)
Selling, general and
  administrative
  expenses..........   11,185           642            137(3)        11,964         7,342     4,317    1,995      (1,382)(7)
                      -------        ------          -----          -------       -------   -------   ------     -------
  Income (loss) from
    operations......    2,857           183           (114)           2,926         1,937     1,827      (34)      1,297
Interest expense....    2,313           142            209(4)         2,664         1,574        17      122       7,376(8)
Other (income)
  expense -- net....      (96)            6              0              (90)           27       (79)     (16)          0
                      -------        ------          -----          -------       -------   -------   ------     -------
  Income (loss)
    before income
    taxes...........      640            35           (323)             352           336     1,889     (140)     (6,079)
Income tax provision
  (benefit).........      257           (45)           (71)(5)          141             8       720        0        (869)(5)
                      -------        ------          -----          -------       -------   -------   ------     -------
  Income (loss) from
    continuing
    operations......      383            80           (252)             211           328     1,169     (140)     (5,210)
Dividends on
  Preferred Stock...      (75)            0              0              (75)            0         0        0           0
                      -------        ------          -----          -------       -------   -------   ------     -------
  Income (loss)
    available to
    common
    stockholders....  $   308       $    80          $(252)         $   136       $   328   $ 1,169   $ (140)    $(5,210)
                      =======        ======          =====          =======       =======   =======   ======     =======
Earnings (loss) per
  common share......                                                  $0.01
Weighted average
  number of shares
  outstanding.......                                             13,359,578(9)              384,615(9)

SUPPLEMENTAL
  INFORMATION
Depreciation and
  amortization......   $1,966          $142            $65           $2,173          $492      $153     $266        $753


                        AAPC
                      PRO FORMA
                      ---------
STATEMENT OF
  OPERATIONS DATA:
Net sales...........  $144,340
Cost of sales.......   112,151
                      --------
  Gross Profit......    32,189
Selling, general and
  administrative
  expenses..........    24,236
                      --------
  Income (loss) from
    operations......     7,953
Interest expense....    11,753
Other (income)
  expense -- net....      (158)
                      --------
  Income (loss)
    before income
    taxes...........    (3,642)
Income tax provision
  (benefit).........         0
                      --------
  Income (loss) from
    continuing
    operations......    (3,642)
Dividends on
  Preferred Stock...       (75)
                      --------
  Income (loss)
    available to
    common
    stockholders....  $ (3,717)
                      ========
Earnings (loss) per
  common share......    $(0.27)
Weighted average
  number of shares
  outstanding.......  13,744,193(9)
SUPPLEMENTAL
  INFORMATION
Depreciation and
  amortization......    $3,837

                          NOTES TO UNAUDITED PRO FORMA
                      CONSOLIDATED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

     (1) Represents historical financial data of the Completed Acquisitions for the periods prior to their inclusion in the AAPC consolidated financial statements.

     (2) Represents reduction in depreciation and amortization expense in cost of sales resulting from adjustments to asset bases and useful lives relating to the Completed Acquisitions as follows:

             Depreciation and amortization in cost of sales based on asset bases resulting from Completed Acquisitions....................  $ 120
             Eliminate depreciation and amortization in historical cost of
              sales..........................................................   (143)
                                                                               -----
                                                                               $ (23)
                                                                               =====

     (3) Represents incremental selling, general and administrative costs relating to the Completed Acquisitions as follows:

             Depreciation and amortization in selling, general and
              administrative expenses based on asset bases resulting from
              Completed Acquisitions..........................................  $ 94
             Elimination of depreciation and amortization in historical
              selling, general and administrative expenses....................    (6)
                                                                                ----
             Incremental depreciation and amortization in historical selling,
              general and administrative expenses.............................    88
                                                                                ----
             Additional compensation to officers under terms of employment agreements entered into in connection with the Completed
              Acquisitions....................................................    49
                                                                                ----
                                                                                $137
                                                                                ====

     (4) Represents incremental interest expense relating to the debt of the Company resulting from the Completed Acquisitions as follows:

             Interest on Western term loans at weighted average rate of
              10.8%...........................................................  $ 32
             Interest on Western revolving credit facility at rate of 9.5%....    12
             Interest on AAPC unsecured promissory notes at rate of 10%.......    20
             Interest on $2,500,000 Convertible Debenture at rate of 7%.......    96
             Interest expense relating to the obligation to issue additional shares of common stock on the first anniversary date of the
              Thermetic acquisition...........................................    47
             Amortization of debt issue costs.................................     4
             Elimination of historical interest expense.......................    (2)
                                                                                ----
                                                                                $209
                                                                                ====

     (5) Adjustment is made to provide for income taxes at the effective rate of 40 percent in determining pro forma income from continuing operations when income before income taxes is presented. Adjustment is made to eliminate tax provision (benefit) in determining pro forma loss from continuing operations when a loss before income taxes is presented. Management believes that sufficient evidence would not have existed to recognize a deferred tax asset relating to these losses.

                          NOTES TO UNAUDITED PRO FORMA
              CONSOLIDATED STATEMENT OF OPERATIONS -- (CONTINUED)

     (6) Represents incremental depreciation and amortization expense in cost of sales resulting from adjustments to asset bases and useful lives relating to the Acquisitions as follows:

             Depreciation and amortization in cost of sales based on asset bases resulting from Acquisitions..............................  $ 754
             Elimination of depreciation and amortization in historical cost
              of sales.......................................................   (669)
                                                                               -----
                                                                               $  85
                                                                               =====

     (7) Represents incremental costs (savings) in selling, general and administrative expenses as follows:

             Depreciation and amortization in selling, general and
              administrative expenses based on asset bases resulting from
              the Acquisitions.............................................  $   891
             Elimination of depreciation and amortization in historical
              selling, general and administrative expenses.................     (223)
                                                                             -------
             Incremental depreciation and amortization in selling, general
              and administrative expenses..................................  $   668
                                                                             -------
             Savings on insurance costs due to the use of lower contractual rates of the Company to provide insurance coverage on the
              Acquisitions.................................................     (301)
             Elimination of compensation to executive officers, former
              owners and members of the boards of directors which will be
              nonrecurring as a result of the Acquisitions.................   (1,749)
                                                                             -------
                                                                             $(1,382)
                                                                             =======

     (8) Adjustment for interest represents the recording of interest expense on the Notes issued in the Offering and the elimination of historical interest expense as follows:

             Interest on Notes issued in the Offering......................  $11,016
             Amortization of deferred financing costs relating to the Notes
              from the Offering............................................      456
             Other interest relating to the Acquisitions...................      100
             Elimination of historical interest expense....................   (4,196)
                                                                             -------
                                                                             $ 7,376
                                                                             =======

     (9) Weighted average number of shares used in pro forma presentation includes shares outstanding at September 30, 1997, shares issued in connection with the Acquisitions and shares the Company is committed to issue under terms of the Thermetic acquisition. Common stock equivalents are excluded as the effect would be anti-dilutive.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                                                      PRO FORMA
                                                 COMPLETED                   AAPC PRO           ACQUISITIONS         OFFERING AND
                         PREDECESSORS           ACQUISITIONS   PRO FORMA   FORMA BEFORE  --------------------------  ACQUISITION
                             (1)        AAPC        (2)       ADJUSTMENTS  ACQUISITIONS  BINNINGS  DANVID   OTHERS   ADJUSTMENTS
                         ------------  -------  ------------  -----------  ------------  --------  -------  -------  ------------
STATEMENT OF OPERATIONS
  DATA:
Net sales...............  $   41,887   $25,249    $ 14,051      $     0     $   81,187   $43,060   $41,870  $10,276    $      0
Cost of sales...........      35,430    19,027      11,276       (1,683)(3)      64,050   30,191    34,026    7,538         811(7)
                          ----------   -------     -------      -------     ----------   -------   -------  -------     -------
    Gross profit........       6,457     6,222       2,775        1,683         17,137    12,869     7,844    2,738        (811)
Selling, general and
  administrative
  expenses..............       7,440     4,060       3,460          540(4)      15,500     8,778     5,586    2,351        (932)(8)
                          ----------   -------     -------      -------     ----------   -------   -------  -------     -------
  Income (loss) from
    operations(4).......        (983)    2,162        (685)       1,143          1,637     4,091     2,258      387         121
Interest expense........       1,143       756         633          869(5)       3,401     2,370         3      193       9,590(9)
Other (income)
  expense -- net........         480         5        (227)           0            258        54       (99)     (42)          0
                          ----------   -------     -------      -------     ----------   -------   -------  -------     -------
  Income (loss) before
    income taxes........      (2,606)    1,401      (1,091)         274         (2,022)    1,667     2,354      236      (9,469)
Income tax provision
  (benefit).............        (908)      640         494         (226)(6)           0       29       902        0        (931)(6)
                          ----------   -------     -------      -------     ----------   -------   -------  -------     -------
  Income (loss) from
    continuing
    operations..........      (1,698)      761      (1,585)         500         (2,022)    1,638     1,452      236      (8,538)
Dividends on Preferred
  Stock.................           0         0           0            0              0         0         0        0           0
                          ----------   -------     -------      -------     ----------   -------   -------  -------     -------
  Income (loss)
    available to common
    stockholders........  $   (1,698)  $   761    $ (1,585)     $   500     $   (2,022)  $ 1,638   $ 1,452  $   236    $ (8,538)
                          ==========   =======     =======      =======     ==========   =======   =======  =======     =======
Earnings (loss) per
  share.................                                                    $    (0.15)
Weighted average number
  of shares
  outstanding...........                                                    13,359,578 (10         384,615 (10
SUPPLEMENTAL
  INFORMATION:
Depreciation and
  amortization..........  $    2,698   $   442    $    573      $(1,521)    $    2,192   $   707   $   201  $   257    $    989


                           AAPC PRO
                            FORMA
                          ----------
STATEMENT OF OPERATIONS
  DATA:
Net sales...............  $ 176,393
Cost of sales...........    136,616
                          ---------
    Gross profit........     39,777
Selling, general and
  administrative
  expenses..............     31,283
                          ---------
  Income (loss) from
    operations..........      8,494
Interest expense........     15,557
Other (income)
  expense -- net........        171
                          ---------
  Income (loss) before
    income taxes........     (7,234)
Income tax provision
  (benefit).............          0
                          ---------
  Income (loss) from
    continuing
    operations..........     (7,234)
Dividends on Preferred
  Stock.................          0
                          ---------
  Income (loss)
    available to common
    stockholders........  $  (7,234)
                          =========
Earnings (loss) per
  share.................  $   (0.53)
Weighted average number
  of shares
  outstanding...........  13,744,193(10)
SUPPLEMENTAL
  INFORMATION:
Depreciation and
  amortization..........  $   4,346

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

 (1) Represents historical financial data of the Predecessors for the periods prior to their inclusion in the AAPC consolidated financial statements.

 (2) Represents historical financial data of the Completed Acquisitions for the periods prior to their inclusion in the AAPC consolidated financial statements.

 (3) Represents reduction in depreciation and amortization expense in cost of sales resulting from adjustments to asset bases and useful lives relating to the Predecessors and the Completed Acquisitions as follows:

         Depreciation and amortization in cost of sales based on asset bases resulting from the acquisitions of the Predecessors Completed
           Acquisitions.......................................................  $ 1,152
         Elimination of depreciation and amortization in historical cost of
           sales..............................................................   (2,835)
                                                                                -------
                                                                                $(1,683)
                                                                                =======

 (4) Represents incremental selling, general and administrative costs relating to the Predecessors and the Completed Acquisitions as follows:

         Depreciation and amortization in selling, general and administrative expenses based on asset bases resulting from the acquisitions of the
           Predecessors Completed Acquisitions..................................  $ 598
         Elimination of depreciation and amortization in historical selling,
           general and administrative expenses..................................   (437)
                                                                                  -----
         Incremental depreciation and amortization in selling, general and administrative expenses..............................................  $ 161
                                                                                  -----
         Management fee to AAP Holdings, Inc., in accordance with agreement
           dated December 18, 1996..............................................    250
         Additional compensation to officers under terms of employment agreements entered into in connection with the Completed
           Acquisitions.........................................................    129
                                                                                  -----
                                                                                  $ 540
                                                                                  =====

 (5) Represents incremental interest expense relating to the debt of the Company resulting from the acquisitions of the Predecessors Completed Acquisitions as follows:

         Adjustments to interest expense relating to Eagle & Taylor and Mallyclad & Vyn-L for periods prior to their acquisition:

           Interest on term loans at rate of 9.75%............................  $   202
           Interest on revolving credit facility at rate of 9.75%.............      729
           9.75% Interest on subordinated note at rate of 10.0%...............      533
           Amortization of debt issue costs...................................       77
           Elimination of historical interest.................................   (1,143)
                                                                                -------
                                                                                    398
                                                                                -------

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                     STATEMENT OF OPERATIONS -- (CONTINUED)


         Adjustments to AAPC interest expense relating to acquisition of
           Western and Thermetic:
           Interest on Western term loans at weighted average rate of 10.8%...      100
           Interest on Western revolving credit facility at rate of 9.5%......       40
           Interest on AAPC unsecured promissory notes at rate of 10.0%.......       70
           Increase in amortization of debt issue costs.......................       17
           Interest on $2,500,000 Convertible Debenture at rate of 7.0%.......      175
           Interest expense relating to the obligation to issue additional shares of common stock on the first anniversary date of the
              Thermetic acquisition...........................................       85
           Elimination of historical interest expense.........................      (16)
                                                                                -------
                                                                                    471
                                                                                -------
                                                                                $   869
                                                                                =======


 (6) Adjustment to eliminate tax provision in determining pro forma loss from continuing operations. Management believes that sufficient evidence would not have existed to recognize a deferred tax asset relating to these losses.

 (7) Represents incremental cost of sales as follows:

         Additional cost of sales relating to the use of the first-in, first-out (FIFO) method to determine inventory value at Binnings compared to the last-in, first- out (LIFO) method historically used................................................................  $  679
                                                                                 ------
         Incremental depreciation and amortization expense in cost of sales resulting from adjustments to asset bases and useful lives relating to the Acquisitions as follows:
           Depreciation and amortization in cost of sales based on asset bases
              resulting from Acquisitions......................................   1,016
           Elimination of depreciation and amortization in historical cost of
              sales............................................................    (884)
                                                                                 ------
                                                                                    132
                                                                                 ------
                                                                                 $  811
                                                                                 ======

 (8) Represents incremental costs (savings) in selling, general and administrative expenses as follows:


         Additional depreciation and amortization relating to adjustments to asset bases and useful lives resulting from the Acquisitions.......  $ 1,138
         Elimination of depreciation and amortization in historical selling,
           general and administrative expenses................................     (281)
                                                                                -------
         Incremental depreciation and amortization in selling, general and
           administrative expenses............................................      857
                                                                                -------
         Savings on insurance costs due to the use of lower contractual rates
           of the Company to provide insurance coverage on the Acquisitions...     (402)
         Elimination of compensation to executive officers, former owners and members of the boards of directors which will be nonrecurring as a
           result of the Acquisitions.........................................   (1,387)
                                                                                -------
                                                                                $  (932)
                                                                                =======

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                     STATEMENT OF OPERATIONS -- (CONTINUED)

 (9) Adjustment for interest represents the recording of interest expense on the Notes issued in the Offering and the elimination of historical interest expense as follows:

         Interest on Notes issued in the Offering.............................  $14,688
         Amortization of deferred financing costs relating to the Notes from
           the Offering.......................................................      608
         Other interest relating to the Acquisitions..........................      134
         Elimination of historical interest expense...........................   (5,840)
                                                                                -------
                                                                                $ 9,590
                                                                                =======

(10) Weighted average number of shares used in pro forma presentation includes shares outstanding at September 30, 1997, shares issued in connection with the Acquisitions and shares that the Company is committed to issue under terms of the Thermetic acquisition. Common stock equivalents are excluded as the effect would be anti-dilutive.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Binnings Building Products, Inc.:

     We have audited the accompanying balance sheets of Binnings Building Products, Inc. (a Delaware corporation) as of December 31, 1996 and 1995, and the related statements of operations, stockholders' deficit, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Binnings Building Products, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP
Greensboro, North Carolina,
March 21, 1997 (except with respect to
the matters discussed in Note 10 as to
which the date is December 10, 1997).

                        BINNINGS BUILDING PRODUCTS, INC.

                                 BALANCE SHEETS

                                                                      DECEMBER 31,                 SEPTEMBER 30,
                           ASSETS                              --------------------------    --------------------------
           (SUBSTANTIALLY ALL PLEDGED -- NOTE 4)                  1995           1996           1996           1997
------------------------------------------------------------   -----------    -----------    -----------    -----------
                                                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................   $   200,000    $   844,000    $   533,000    $ 1,074,000
  Receivables
    Trade...................................................     4,062,000      4,948,000      5,157,000      5,003,000
    Other...................................................        98,000         87,000        145,000         98,000
  Inventories...............................................     5,915,000      6,549,000      6,014,000      5,351,000
  Prepaid expenses..........................................       352,000        619,000        704,000        585,000
                                                               -----------    -----------    -----------    -----------
        Total current assets................................    10,627,000     13,047,000     12,553,000     12,111,000
                                                               -----------    -----------    -----------    -----------
Property, plant and equipment held for sale, net of
  accumulated depreciation of $1,319,000 (Note 2)...........             0              0              0      5,127,000
Property, plant and equipment, at cost:
  Land......................................................     2,189,000      2,189,000      2,189,000        288,000
  Buildings.................................................     8,825,000      8,829,000      8,825,000      4,320,000
  Machinery and equipment...................................     6,828,000      7,249,000      7,159,000      7,648,000
                                                               -----------    -----------    -----------    -----------
                                                                17,842,000     18,267,000     18,173,000     12,256,000
  Less -- Accumulated depreciation..........................    (7,779,000)    (8,461,000)    (8,318,000)    (7,453,000)
                                                               -----------    -----------    -----------    -----------
                                                                10,063,000      9,806,000      9,855,000      4,803,000
                                                               -----------    -----------    -----------    -----------
Deferred income taxes (Note 9)..............................       448,000        262,000        393,000        161,000
                                                               -----------    -----------    -----------    -----------
Other assets, net...........................................       222,000        251,000        265,000        287,000
                                                               -----------    -----------    -----------    -----------
                                                               $21,360,000    $23,366,000    $23,066,000    $22,489,000
                                                               ===========    ===========    ===========    ===========

           LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Current maturities of long-term debt (Note 4).............   $   350,000    $ 7,044,000    $ 7,128,000    $14,339,000
  Accounts payable and accrued liabilities (Note 3).........     3,728,000      4,377,000      4,137,000      3,500,000
  Deferred income taxes (Note 9)............................       448,000        262,000        393,000        161,000
                                                               -----------    -----------    -----------    -----------
        Total current liabilities...........................     4,526,000     11,683,000     11,658,000     18,000,000
Long-term debt to certain common stockholders, net of
  current maturities (Note 4)...............................    20,628,000     13,860,000     13,994,000      6,550,000
Other long-term debt, net of current maturities (Note 4)....       163,000         76,000         97,000         14,000
Other long-term obligations (Note 4)........................             0        218,000              0        218,000
Puttable common stock, voting, 59,524 shares issued and
  outstanding at December 31, 1996, and September 30, 1997
  (unaudited) (Note 4)......................................             0        139,000              0        139,000
                                                               -----------    -----------    -----------    -----------
        Total liabilities...................................    25,317,000     25,976,000     25,749,000     24,921,000
                                                               -----------    -----------    -----------    -----------
Commitments and contingencies (Notes 4, 5 and 6)
Stockholders' deficit:
  Preferred stock, Series A, $1 par value, 8% cumulative,
    500,000 shares authorized; 168,775 and 149,158 shares
    issued and outstanding at December 31, 1995 and 1996,
    respectively, 168,775 (unaudited) and 149,158
    (unaudited) shares issued and outstanding at September
    30, 1996 and 1997, respectively, stated at $10 per share
    liquidating preference price, redeemable at $10 per
    share at the Company's option (Note 6)..................     1,688,000      1,492,000      1,688,000      1,492,000
  Preferred stock, Series B, $1 par value, 9% cumulative,
    500,000 shares authorized; 35,000 and 30,000 shares
    issued and outstanding at December 31, 1995 and 1996,
    respectively, 35,000 (unaudited) and 30,000 (unaudited)
    shares issued and outstanding at September 30, 1996 and
    1997, respectively, stated at $10 per share liquidating
    preference price, redeemable at $10 per share at the
    Company's option (Note 6)...............................       350,000        300,000        350,000        300,000
  Common stock, $.01 par value, 1,000,000 shares authorized, voting, 187,291 and 158,176 shares issued and
    outstanding at December 31, 1995 and 1996, respectively,
    158,176 (unaudited) shares issued and outstanding at
    September 30, 1996 and 1997.............................         2,000          2,000          2,000          2,000
  Common stock purchase options (Note 6)....................       103,000        103,000        103,000              0
  Capital in excess of par value............................       236,000        330,000        236,000        330,000
  Accumulated deficit.......................................    (6,336,000)    (4,837,000)    (5,062,000)    (4,556,000)
                                                               -----------    -----------    -----------    -----------
        Total stockholders' deficit.........................    (3,957,000)    (2,610,000)    (2,683,000)    (2,432,000)
                                                               -----------    -----------    -----------    -----------
                                                               $21,360,000    $23,366,000    $23,066,000    $22,489,000
                                                               ===========    ===========    ===========    ===========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                        BINNINGS BUILDING PRODUCTS, INC.

                            STATEMENTS OF OPERATIONS

                                                                                  NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31            -----------------------------
                                  ---------------------------------------   SEPTEMBER 30,   SEPTEMBER 30,
                                     1994          1995          1996           1996            1997
                                  -----------   -----------   -----------   -------------   -------------
                                                                                     (UNAUDITED)
Net sales.......................  $35,465,000   $34,503,000   $43,060,000    $ 31,645,000    $ 33,932,000
Cost of sales...................   26,245,000    25,353,000    30,191,000      22,370,000      24,653,000
                                  -----------   -----------   -----------     -----------     -----------
Gross profit....................    9,220,000     9,150,000    12,869,000       9,275,000       9,279,000
Selling, general and
  administrative expenses.......    8,271,000     7,764,000     8,778,000       6,356,000       7,342,000
                                  -----------   -----------   -----------     -----------     -----------
Income from operations..........      949,000     1,386,000     4,091,000       2,919,000       1,937,000
                                  -----------   -----------   -----------     -----------     -----------
Other expense (income):
  Interest......................    2,540,000     2,527,000     2,370,000       1,591,000       1,574,000
  Amortization of other
     assets.....................       86,000        88,000        16,000          12,000          15,000
  Other, net....................      (91,000)       16,000        38,000          20,000          12,000
                                  -----------   -----------   -----------     -----------     -----------
                                    2,535,000     2,631,000     2,424,000       1,623,000       1,601,000
                                  -----------   -----------   -----------     -----------     -----------
Income (loss) before provision
  for income taxes..............   (1,586,000)   (1,245,000)    1,667,000       1,296,000         336,000
Provision for income taxes (Note
  9)............................            0             0        29,000          22,000           8,000
                                  -----------   -----------   -----------     -----------     -----------
Net income (loss)...............  $(1,586,000)  $(1,245,000)  $ 1,638,000    $  1,274,000    $    328,000
                                  ===========   ===========   ===========     ===========     ===========

  The accompanying notes to financial statements are an integral part of these statements.

                        BINNINGS BUILDING PRODUCTS, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                    COMMON     CAPITAL
                                    PREFERRED   PREFERRED            STOCK       IN
                                      STOCK,     STOCK,    COMMON  PURCHASE   EXCESS OF  ACCUMULATED
                                     SERIES A   SERIES B   STOCK    OPTION    PAR VALUE    DEFICIT       TOTAL
                                    ----------  ---------  ------  ---------  ---------  -----------  -----------
Balance, December 31, 1993......... $1,696,000  $       0  $2,000  $ 325,000  $236,000   $(3,327,000) $(1,068,000)
  Net loss.........................          0          0      0           0         0    (1,586,000)  (1,586,000)
  Issuance of 35,000 shares of
    Preferred Stock, Series B (Note
    6).............................          0    350,000      0           0         0             0      350,000
  Redemption of common stock
    purchase options, net (Note
    6).............................          0          0      0    (222,000)        0      (178,000)    (400,000)
  Repurchase of 819 shares of
    Preferred Stock, Series A......     (8,000)         0      0           0         0             0       (8,000)
                                    ----------   --------  ------  ---------  --------   -----------  -----------
Balance, December 31, 1994.........  1,688,000    350,000  2,000     103,000   236,000    (5,091,000)  (2,712,000)
  Net loss.........................          0          0      0           0         0    (1,245,000)  (1,245,000)
                                    ----------   --------  ------  ---------  --------   -----------  -----------
Balance, December 31, 1995.........  1,688,000    350,000  2,000     103,000   236,000    (6,336,000)  (3,957,000)
  Net income (unaudited)...........          0          0      0           0         0     1,274,000    1,274,000
                                    ----------   --------  ------  ---------  --------   -----------  -----------
Balance, September 30, 1996
  (unaudited)......................  1,688,000    350,000  2,000     103,000   236,000    (5,062,000)  (2,683,000)
  Net income.......................          0          0      0           0         0       364,000      364,000
  Repurchase of 29,115 shares of
    common stock...................          0          0      0           0   (15,000)            0      (15,000)
  Repurchase of 19,617 shares of
    Preferred Stock, Series A......   (196,000)         0      0           0   109,000             0      (87,000)
  Retirement of 5,000 shares of
    Preferred Stock, Series B (Note
    6).............................          0    (50,000)     0           0         0             0      (50,000)
  Puttable common stock redemption
    accretion (Note 4).............          0          0      0           0         0      (139,000)    (139,000)
                                    ----------   --------  ------  ---------  --------   -----------  -----------
Balance, December 31, 1996.........  1,492,000    300,000  2,000     103,000   330,000    (4,837,000)  (2,610,000)
  Net income (unaudited)...........          0          0      0           0         0       328,000      328,000
  Redemption of common stock
    purchase option (unaudited)
    (Note 6).......................          0          0      0    (103,000)        0       (47,000)    (150,000)
                                    ----------   --------  ------  ---------  --------   -----------  -----------
Balance, September 30, 1997
  (unaudited)...................... $1,492,000  $ 300,000  $2,000  $       0  $330,000   $(4,556,000) $(2,432,000)
                                    ==========   ========  ======  =========  ========   ===========  ===========

  The accompanying notes to financial statements are an integral part of these statements.

                        BINNINGS BUILDING PRODUCTS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                     NINE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,           -----------------------------
                                                      --------------------------------------   SEPTEMBER 30,   SEPTEMBER 30,
                                                         1994          1995          1996          1996            1997
                                                      -----------   -----------   ----------   -------------   -------------
                                                                                               (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).................................. $(1,586,000)  $(1,245,000)  $1,638,000    $ 1,274,000     $   328,000
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities-
    Depreciation.....................................     870,000       858,000      691,000        545,000         477,000
    Amortization.....................................      86,000        88,000       16,000         12,000          15,000
    Gain on sale of property, plant and equipment....     (62,000)       (6,000)      (1,000)        (1,000)              0
    Conversion of accrued interest to long-term debt
      (Note 4).......................................           0       980,000            0              0               0
    Minority interest in loss of joint venture.......           0             0       14,000              0               0
    Accretion of capital appreciation rights (Note
      4).............................................           0             0      218,000              0               0
    Change in current assets and liabilities:
      (Increase) decrease in receivables.............     372,000       121,000     (837,000)    (1,142,000)        (66,000)
      (Increase) decrease in inventories.............     391,000       939,000     (634,000)       (99,000)      1,198,000
      (Increase) decrease in prepaid expenses........       1,000      (162,000)    (267,000)      (352,000)         34,000
      Increase in other assets.......................           0       (67,000)     (49,000)       (15,000)        (51,000)
      Increase (decrease) in accounts payable and
         accrued liabilities.........................     408,000      (613,000)     599,000        409,000        (877,000)
                                                      -----------    ----------   ----------     ----------      ----------
         Net cash provided by operating activities...     480,000       893,000    1,388,000        631,000       1,058,000
                                                      -----------    ----------   ----------     ----------      ----------
Cash flows from investing activities:
  Capital expenditures...............................    (280,000)     (405,000)    (435,000)      (338,000)       (462,000)
  Proceeds from sale of property, plant and
    equipment........................................     106,000         6,000        2,000          2,000               0
  Investment in joint venture........................           0             0       (2,000)        (2,000)              0
  Advances to joint venture..........................           0             0      (38,000)       (38,000)              0
                                                      -----------    ----------   ----------     ----------      ----------
         Net cash used in investing activities.......    (174,000)     (399,000)    (473,000)      (376,000)       (462,000)
                                                      -----------    ----------   ----------     ----------      ----------
Cash flows from financing activities:
  Principal payments on capital lease and other
    obligations......................................    (275,000)     (178,000)    (219,000)      (164,000)       (111,000)
  Borrowings (repayments) on revolving credit
    facility, net....................................    (111,000)     (119,000)     174,000        329,000         (11,000)
  Proceeds from issuance of preferred stock (Note
    6)...............................................     350,000             0            0              0               0
  Principal payments on notes payable................           0       (28,000)    (116,000)       (87,000)        (94,000)
  Repurchase of Preferred Stock, Series A............      (8,000)            0      (87,000)             0               0
  Repurchase of common stock.........................           0             0      (15,000)             0               0
  Redemption of common stock purchase option (Note
    6)...............................................    (400,000)            0            0              0        (150,000)
  Increase in deferred financing costs...............     (29,000)     (136,000)      (8,000)             0               0
                                                      -----------    ----------   ----------     ----------      ----------
         Net cash used in (provided by) financing
           activities................................    (473,000)     (461,000)    (271,000)        78,000        (366,000)
                                                      -----------    ----------   ----------     ----------      ----------
Net (decrease) increase in cash......................    (167,000)       33,000      644,000        333,000         230,000
Cash, beginning of period............................     334,000       167,000      200,000        200,000         844,000
                                                      -----------    ----------   ----------     ----------      ----------
Cash, end of period.................................. $   167,000   $   200,000   $  844,000    $   533,000     $ 1,074,000
                                                      ===========    ==========   ==========     ==========      ==========
Supplemental disclosure -- Cash paid for interest.... $ 2,527,000   $ 1,436,000   $2,074,000    $ 1,530,000     $ 1,677,000
                                                      ===========    ==========   ==========     ==========      ==========
Supplemental disclosure -- Cash paid for income
  taxes.............................................. $         0   $         0   $        0    $         0     $    70,000
                                                      ===========    ==========   ==========     ==========      ==========
Supplemental schedule of noncash financing activities -- In 1997, the Company acquired equipment through the issuance of a capital lease obligation of $139,000. In 1996, the Company retired 5,000 shares of $10 par value Preferred Stock, Series B, without compensation to the preferred stockholder (Note 6). In 1995, the Company's accrued interest obligation of $245,000 at December 31, 1994, was converted to long-term debt in 1995 (Note 4).

  The accompanying notes to financial statements are an integral part of these statements.

                        BINNINGS BUILDING PRODUCTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS:

     Binnings Building Products, Inc. (the Company) was incorporated in February 1986 under the laws of the state of Delaware. On April 29, 1986, the Company (which was previously inactive) acquired substantially all of the assets and assumed certain liabilities of the Binnings Building Products Division of National Gypsum Company in a leveraged buyout transaction. The purchase price was allocated to the assets purchased and liabilities assumed based on their estimated fair values.

     The Company is engaged in the manufacturing, marketing and distribution of aluminum storm windows and doors, screens, primary windows, patio doors, insulating glass and vinyl windows from its facilities in North Carolina and Florida.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     Prior to 1996, the Company incurred losses before extraordinary items in each year since 1988. As reflected in the accompanying financial statements, the Company had net income of $1,638,000 in the year ended December 31, 1996, $1,274,000 (unaudited) and $328,000 (unaudited) in the nine months ended September 30, 1996 and 1997, respectively, and net losses of $1,245,000 and $1,586,000 in the years ended December 31, 1995 and 1994, respectively, and had an accumulated deficit of $4,837,000 at December 31, 1996 and $4,556,000 (unaudited) at September 30, 1997. The Company is in the highly competitive building products market and its products are subject to substantial pricing competition. The Company's primary raw material is subject to commodity-based price fluctuations. The Company closed several distribution centers in Florida in prior years and modified significant debt terms in 1995 (Note 4). Management's plans for 1997 provide for increases in sales due to price increases and increases in market penetration for its products. Management's plans also include efforts to control selling, general and administrative expenses as it increases its service area and product offerings.

     Historically, the Company has not been in compliance with certain financial covenants of its notes payable from certain common stockholders and has obtained waivers from the holders of these notes. During 1997, the Company obtained waivers from its lenders for its events of default through January 1, 1998. Upon the expiration of these waivers, the Company will likely be in default of these covenants (Note 4). Subsequent to the year ended December 31, 1996, the revolving credit facility and notes payable to certain common stockholders were repaid in conjunction with the purchase of all of the Company's outstanding preferred and common shares by American Architectural Products Corporation (Note
10).

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business, rather than through a process of forced liquidation. Management is of the opinion that results of future operations will be sufficient to fund the Company's liquidity requirements; however, there can be no assurance that the Company's operations will continue to be profitable or produce positive cash flow. Accordingly, the accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

  Unaudited Interim Financial Information

     The unaudited interim financial statements for the nine months ended September 30, 1996 and 1997, include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the results of its operations for the periods presented. The interim periods' results are not necessarily indicative of the results of operations for a full fiscal year.

                        BINNINGS BUILDING PRODUCTS, INC.

  Cash and Cash Equivalents

     Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less.

  Concentration of Credit Risk and Accounts Receivable

     The Company's customers are concentrated in the Southeastern United States construction and home improvement retail markets. No single customer accounted for a significant amount of the Company's sales, and there were no significant trade receivables outstanding from any single customer at December 31, 1994, 1995, 1996, September 30, 1996 and 1997. The Company performs on-going credit evaluations of its customers' financial condition and generally does not require collateral. Allowances for doubtful accounts are $138,000, $223,000, $203,000 (unaudited) and $378,000 (unaudited) at December 31, 1995 and 1996, and September 30, 1996 and 1997, respectively.

  Property, Plant and Equipment

     Property, plant and equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives for financial reporting purposes, presently ranging from 3 to 40 years, and accelerated methods for income tax purposes.

     During 1997, the Company decided to relocate its manufacturing facility in Florida and sell and lease back the land and buildings of several of its distribution centers in Florida and began to market these facilities for sale. Accordingly, the net book value of these facilities at September 30, 1997 of $5,127,000 (unaudited) has been reflected as property held for sale in the accompanying balance sheet. In management's opinion, the fair market value less estimated costs to sell the property, plant and equipment designated as held for sale is greater than the net book value of this property.

     The Company reviews the carrying values of property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Measurement of any impairment would include a comparison of estimated future operating cash flows anticipated to be generated during the remaining useful life to the carrying value of the asset.

  Inventories

     Inventories are carried at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method. Inventories consist of the following:

                                            DECEMBER 31,                SEPTEMBER 30,
                                      -------------------------    ------------------------
                                         1995           1996          1996          1997
                                      -----------    ----------    ----------    ----------
                                                                         (UNAUDITED)
        Raw materials...............  $ 3,144,000    $2,358,000    $2,216,000    $2,659,000
        Work in process.............    1,652,000     1,832,000     1,442,000       839,000
        Finished goods..............    2,515,000     3,038,000     3,214,000     2,532,000
                                      -----------    ----------    ----------    ----------
                                        7,311,000     7,228,000     6,872,000     6,030,000
        Less -- Allowance to reduce
          inventories to LIFO
          cost......................   (1,396,000)     (679,000)     (858,000)     (679,000)
                                      -----------    ----------    ----------    ----------
                                      $ 5,915,000    $6,549,000    $6,014,000    $5,351,000
                                      ===========    ==========    ==========    ==========

     During 1994, 1995 and 1996, the Company liquidated certain LIFO inventory that was carried at lower costs which prevailed in prior years. The effect of these liquidations was to decrease cost of goods sold by $104,000, $211,000 and $8,000 in 1994, 1995 and 1996, respectively.

                        BINNINGS BUILDING PRODUCTS, INC.

     The Company prepares detail calculations of its LIFO inventory reserve as of its fiscal year end. For the unaudited nine months ended September 30, 1996 and 1997, the Company estimated its allowance to reduce inventories to LIFO cost based on the level and mix of inventory on hand and changes in prices of significant components of inventory. In management's opinion, the allowances at September 30, 1996 and 1997 are reasonable.

  Other Assets

     Other assets include deferred financing and other costs incurred primarily in connection with the Company's financing arrangements. These costs are stated at the remaining unamortized original cost and are being amortized on a straight-line basis over the terms of the related loans. Accumulated amortization of deferred financing and other costs was $49,000, $65,000, $61,000 (unaudited), and $111,000 (unaudited) at December 31, 1995 and 1996, and September 30, 1996 and 1997, respectively.

  Joint Venture

     In 1996, the Company formed a joint venture with seven other equal investors, consisting primarily of other manufacturers of window and door products. The Company's ownership interest in the joint venture is 12.5%. The joint venture was formed for the purpose of distributing vinyl windows throughout the Southeastern United States to certain major retail customers.

     The Company's share of losses incurred by the joint venture is recorded on the equity method and is included in other expenses. The Company's share of losses of the joint venture for the year ended December 31, 1996, and for the nine months ended September 30, 1996 and 1997 were $14,000, $2,000 (unaudited) and $0 (unaudited), respectively.

  Income Taxes

     Deferred income tax liabilities and assets are determined based on the difference between the financial statement and income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future using enacted income tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

  Revenue Recognition

     The Company recognizes a sale when goods are shipped or when ownership is assumed by the customer.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     The carrying amounts of accounts receivable, payable and accrued expenses approximate fair value because of the short maturity of these items. Based on the borrowing rates currently available to the Company, the carrying amounts of long-term debt approximate fair value.

                        BINNINGS BUILDING PRODUCTS, INC.

3.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                             DECEMBER 31,               SEPTEMBER 30,
                                       ------------------------    ------------------------
                                          1995          1996          1996          1997
                                       ----------    ----------    ----------    ----------
                                                                         (UNAUDITED)
        Accounts payable -- Trade....  $2,049,000    $2,070,000    $2,168,000    $1,557,000
        Payroll and related
          benefits...................     728,000     1,097,000       824,000     1,266,000
        Other........................     951,000     1,210,000     1,145,000       677,000
                                       -----------   ----------    ----------    ----------
                                       $3,728,000    $4,377,000    $4,137,000    $3,500,000
                                       ===========   ==========    ==========    ==========

4.  LONG-TERM DEBT:

     The Company's long-term debt consists of the following:

                                           DECEMBER 31,                    SEPTEMBER 30,
                                    ---------------------------     ---------------------------
                                       1995            1996            1996            1997
                                    -----------     -----------     -----------     -----------
                                                                            (UNAUDITED)
    Borrowings from certain common
      stockholders, secured by
      substantially all assets....
      Notes payable due September
         1, 2000, with monthly
         sinking fund requirements
         of $10,475 beginning
         October 1, 1995, interest
         of 9.0% per annum payable
         monthly..................  $   659,000     $   543,000     $   572,000     $   447,000
      Notes payable due September
         1, 2005, with monthly
         sinking fund requirements
         of $116,400 beginning
         October 1, 1997, interest
         of 9.25% per annum
         payable monthly..........   13,738,000      13,738,000      13,738,000      13,738,000
      Revolving credit facility
         due on August 31, 1999,
         interest payable monthly
         in arrears at the prime
         rate (8.25% at December
         31, 1996, and 8.50% at
         September 30, 1997) plus
         3%.......................    6,256,000       6,430,000       6,585,000       6,421,000
                                    -----------      ----------      ----------      ----------
         Total borrowings.........   20,653,000      20,711,000      20,895,000      20,606,000
    Capital lease obligations.....      151,000          22,000          54,000         122,000
    Other.........................      337,000         247,000         270,000         175,000
                                    -----------      ----------      ----------      ----------
                                     21,141,000      20,980,000      21,219,000      20,903,000
    Less -- Current maturities....      350,000       7,044,000       7,128,000      14,339,000
                                    -----------      ----------      ----------      ----------
                                    $20,791,000     $13,936,000     $14,091,000     $ 6,564,000
                                    ===========      ==========      ==========      ==========

     On September 1, 1995, the Company completed the renegotiation of significant terms of its debt obligations. The notes payable to certain common stockholders ($13,200,000 outstanding at December 31, 1994) were modified such that the interest rates were reduced to 9% and 9.25% and the terms extended. In addition, unpaid accrued interest of $1,225,000 on September 1, 1995, ($245,000 at December 31, 1994) was converted to principal and will be repaid under similar terms as the corresponding debt obligations. The 9.25%

                        BINNINGS BUILDING PRODUCTS, INC.

notes contain a mandatory redemption clause which stipulates that in the event there are insurance or condemnation proceeds, an Asset Disposition (as defined), or when there is excess cash availability (as defined) exceeding $750,000, redemption payments equal to the excess cash availability over $500,000 must be made (at no premium). There were no events which occurred during 1996 or 1997 that required a redemption payment to be made. The Company may also redeem, at its option, the notes payable at a redemption price equal to 100% of the principal amount, subject to notification requirements to the holders as specified in the Loan and Security agreements.

     In lieu of a restructuring fee paid to holders of the 9.25% notes, the Company issued capital appreciation rights exercisable for cash payments based on the value of these rights, as defined. The holders of the capital appreciation rights may receive payment on the appreciation of the rights, as defined, following the earlier of (a) September 1, 2000, or (b) the sale or transfer of all or substantially all of the assets of the Company, the sale or transfer of a majority of its common stock or a majority of its voting common stock, the public offering of its common stock or other capital stock, the bankruptcy or insolvency of the Company, or any other extraordinary corporate event or (c) the payment in full of the securities. The right to receive payment on the appreciation of the rights expires on September 1, 2005. In addition to the capital appreciation rights, the Company granted each holder an option to put to the Company, in connection with the holder's demand for payment on the capital appreciation rights, the common shares of the Company it holds, for which the Company would be required to purchase these shares based on the value, as defined, on such date. As defined in the agreements, the formula value of these rights is recalculated at each fiscal year end. The Company accrues the estimated purchase price of these rights ratably over the period to the earliest stated payment date of September 1, 2000. Changes in the purchase price due to the most recent fiscal year calculation are recognized prospectively over the remaining period. At December 31, 1996, the purchase price for the capital appreciation rights was approximately $1,019,000 and approximately $645,000 related to the common stock put options. In 1996, the Company recorded interest expense of $218,000 and a corresponding long-term liability related to the capital appreciation rights and a charge to accumulated deficit of $139,000 and a corresponding common stock put option as a component of stockholders' deficit in the accompanying balance sheets.

     As of September 30, 1997, the Company has estimated the change in the purchase price of these rights based on its unaudited results to date during 1997 and its budgeted results for the remainder of 1997 and determined no additional accrual of interest expense for the capital appreciation rights or accretion of the common stock put options is necessary for the nine months ended September 30, 1997. Subsequent to the year ended December 31, 1996, all of the Company's capital appreciation rights and the common stock put option were extinguished in conjunction with the purchase of all of the outstanding preferred and common shares of the Company by American Architectural Products Corporation (Note 10).

     In connection with modification of the Company's debt terms, the Company increased its available borrowings under the revolving credit facility from $6,570,000 to the lesser of $7,000,000 or the borrowing base of 85% of eligible trade receivables, plus 45% of eligible inventory at the lower of cost or market value on a first-in, first-out basis. Total credit availability resulting from the borrowing base was $7,000,000, $7,000,000 (unaudited), and $6,979,000
(unaudited) at December 31, 1996 , September 30, 1996 and 1997, respectively, of which $6,430,000, $6,585,000 (unaudited), and $6,421,000 (unaudited) was outstanding at December 31, 1996, September 30, 1996 and 1997, respectively.

     The debt agreements contain various covenants which, among other requirements, limit dispositions of property, plant and equipment, require maintenance of insurance satisfactory to the lenders, restrict payment of cash dividends and dispositions of stock, prohibit additional debt, mergers and acquisitions, and require maintenance of certain financial covenants. At December 31, 1996, there were no events of noncompliance with the debt agreements that were not waived by the lenders. As of September 30, 1997, in the opinion of management, the Company will not be in compliance with certain financial covenants upon expiration of the waivers from the lenders in January 1998. Accordingly, the Company classified the notes payable to certain

                        BINNINGS BUILDING PRODUCTS, INC.

common stockholders as current liabilities as of September 30, 1997. Subsequent to the year ended December 31, 1996, the revolving credit facility and notes payable to certain common stockholders were repaid in conjunction with the purchase of all of the outstanding preferred and common shares of the Company by American Architectural Products Corporation (Note 10).

     During 1991, the Company entered into a capital lease for certain of its data processing equipment. The lease contains a bargain purchase option. The net book value of this equipment of approximately $126,000, $116,000, $119,000 (unaudited) and $109,000 (unaudited) at December 31, 1995 and 1996, September 30, 1996 and 1997, respectively, is included in property, plant and equipment in the accompanying balance sheets.

     Maturities of long-term debt are as follows as of December 31, 1996, and September 30, 1997:

                                                    DECEMBER 31,     SEPTEMBER 30,
                    PERIOD ENDING DECEMBER 31,          1996             1997
                ----------------------------------  ------------     -------------
                                                                      (UNAUDITED)
                1997..............................  $  7,044,000      $    471,000
                1998..............................     1,460,000        13,941,000
                1999..............................     1,518,000         6,463,000
                2000..............................     1,620,000            28,000
                2001..............................     1,641,000                 0
                Thereafter........................     7,697,000                 0
                                                     -----------       -----------
                                                    $ 20,980,000      $ 20,903,000
                                                     ===========       ===========

5.  COMMITMENTS AND CONTINGENCIES:

     The Company leases facilities and transportation equipment under noncancellable operating leases expiring through 2001. Rental expense under operating leases was approximately $377,000, $384,000, $471,000, $353,000
(unaudited) and $212,000 (unaudited) for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997, respectively. The future minimum rental payments under these lease agreements having initial or remaining terms in excess of one year are as follows as of December 31, 1996, and September 30, 1997:

                                                     DECEMBER 31,     SEPTEMBER 30,
                    PERIOD ENDING DECEMBER 31,           1996             1997
                -----------------------------------  ------------     -------------
                                                                       (UNAUDITED)
                1997...............................   $  476,000       $   134,000
                1998...............................      401,000           432,000
                1999...............................      327,000           358,000
                2000...............................      112,000           139,000
                2001...............................        8,000            18,000
                                                      ----------        ----------
                                                      $1,324,000       $ 1,081,000
                                                      ==========        ==========

     In prior years, the Company identified potential groundwater contamination as part of continuous monitoring procedures in place at its Florida manufacturing facility. The Company is in the process of implementing an approved Remedial Action Plan (RAP) from the Dade County Department of Environmental Resources (DERM), to address the groundwater conditions. Based on the approved RAP, the cost of remediation will be approximately $150,000 to install, operate and maintain the remediation system. The required period of monitoring is dependent upon the results of the monitoring. Potential modification to the RAP could occur if levels of contamination are found above or below specified DERM limits. During 1993, a charge of $218,000 was provided to cover the estimated future costs of this monitoring and other environmental investigation and remediation costs. At December 31, 1996, and September 30, 1997,

                        BINNINGS BUILDING PRODUCTS, INC.

respectively, remaining environmental accruals amounted to $166,000 and $159,000 (unaudited), respectively, and are included in accrued liabilities in the accompanying balance sheets. In management's opinion, based upon the facts currently known, adequate provision has been made for this contingency, and the final resolution of all environmental matters will not have a material adverse effect on the Company's financial position.

     The Company is a party to certain legal actions and claims in the normal course of business, none of which individually or in the aggregate, in the opinion of management, based upon the facts currently known, are expected to have a material adverse effect on the Company's financial position.

6.  STOCKHOLDERS' DEFICIT:

     In 1991, the Company issued common stock purchase options which, after full exercise thereof, would give the holder a maximum of 49% of the common stock of the Company. In 1994, the Company terminated those common stock purchase options through payment of $400,000 in cash and issuance of common stock purchase options which, after full exercise thereof, would give the holder a maximum of 10% of the voting common stock of the Company. The options were exercisable at a price of $.01 per share on or before February 28, 1997. The Company retained the right to terminate these options at a price as defined in the option agreement. The price to terminate all of the options outstanding at December 31, 1996, based on the terms of the agreement was $1,348,000. The options outstanding at December 31, 1995 and 1996, were stated at fair market value based on the purchase price of the terminated options in 1995 and were included in stockholders' deficit in the 1995 and 1996 accompanying balance sheets. In February 1997, the Company terminated the remaining outstanding common stock purchase options through a payment of $150,000.

     During 1994, the Company issued 9% Series B Preferred Stock (the previously issued preferred stock now being designated as Series A Preferred Stock) to a stockholder in exchange for cash of $350,000. An additional $50,000 was obtained through the same stockholder in exchange for an exclusive supply agreement, whereby the Company agreed to purchase from an unrelated supplier all of the Company's requirements for specialty windows from October 1, 1994, to September 30, 1997, or longer, if required, to meet a total of $3,000,000 of purchases. The unrelated supplier, in consideration to the stockholder for facilitating the supply agreement, agreed to give the $50,000 to the stockholder and, in addition, promised to pay the stockholder $50,000 in 1996 and 1997 so long as the supply agreement is still in full force and effect. Additionally, the stockholder, in consideration to the Company for entering into the agreement with the unrelated supplier, agreed to transfer to the Company, at no cost, 5,000 shares of Series B Preferred Stock in 1996 and 1997 concurrently with its receipt of the $50,000 payments so long as the supply agreement is still in full force and effect. In 1996, the Company received the 5,000 shares of Series B preferred stock from the stockholder. At September 30, 1997, the Company had not met its minimum purchase commitments and thus, received no additional shares of Series B Preferred Stock from the stockholder under this agreement. At September 30, 1997, the agreement was in full force and effect.

     The Company and its stockholders have entered into an agreement which restricts the right of the stockholders to sell or transfer their shares unless specified conditions are met. The Company has a right of first refusal, as defined in the agreement, to purchase any shares offered for sale. The stockholders have certain registration rights and the right of first refusal to purchase additional capital stock offered by the Company.

     The Company has the right to redeem the cumulative preferred stock, Series A and Series B, in whole or in part, at any time by giving notice of redemption to all holders. The redemption price for such optional redemption is $10 per share. In the event of liquidation, dissolution or winding up of the Company, the Series B stockholders are given preference over the Series A and common stockholders. Otherwise, all equity stockholders are given the same preference.

                        BINNINGS BUILDING PRODUCTS, INC.

     The holders of both series of the preferred stock are entitled to receive, if and when declared by the Board of Directors, dividends of additional fully paid and nonassessable shares of cumulative preferred stock at the rate of 8% for Series A Preferred Stock and 9% for Series B Preferred Stock per annum payable semiannually, commencing October 30, 1986, for the Series A Preferred Stock and commencing April 30, 1995, for the Series B Preferred Stock. The Company has not declared any dividends subsequent to April 30, 1988, and, accordingly, as of December 31, 1996 and September 30, 1997, respectively, approximately $1,428,000 and $1,485,000 (unaudited) Series A Preferred Stock dividends are in arrears, and approximately $70,000 and $77,000 (unaudited) of Series B Preferred Stock dividends are in arrears. Subsequent to the year ended December 31, 1996, a stock dividend was declared on all stock dividends in arrears for Series A Preferred Stock and Series B Preferred Stock in conjunction with the purchase of all of the outstanding preferred and common shares of the Company by American Architectural Products Corporation (Note 10).

     Under an employment contract, an employee of the Company is eligible to receive additional compensation and a bonus if the Company achieves certain defined earnings levels. The additional compensation and bonus are payable all or in part by one or more of the following methods: cash, common stock options with an exercise price of $2.16 per share and stock appreciation rights exercisable at a price of $2.16 per share. Under this agreement, $55,000 and $57,000 (unaudited) were earned and paid to the employee for the year ended December 31, 1996 and September 30, 1997, respectively. The employment contract also granted the employee 37,500 options to purchase common stock of the Company at an exercise price of $2.16 per share.

     In September 1997, the Company entered into employment agreements with two officers. Under these agreements, 16,750 options to purchase common stock of the Company were granted. The exercise dates are December 31, 1998 through December 31, 2000 at exercise prices of $2.00 to $4.00 per share. Upon sale of the Company on or before June 30, 1998, the exercise price is adjusted to $.50 per share, as defined in the agreement (Note 10). At September 30, 1997, no stock options are exercisable. In addition, 16,750 stock appreciation rights were granted. The exercise price is $0.01 per right and are exercisable through December 31, 2000. At September 30, 1997, no obligation had been earned under the stock appreciation rights agreement (Note 10).

     In December 1996, the Company entered into an agreement with a consultant and issued warrants for the purchase of 70,889 shares of common stock. The exercise price is based on a formula and vesting is based on triggering events, as defined in the agreement. At September 30, 1997, these warrants are not exercisable. Subsequent to the year ended December 31, 1996, the common stock purchase warrants were extinguished in conjunction with the purchase of all of the outstanding preferred and common shares of the Company by American Architectural Products Corporation (Note 10).

7.  BENEFIT PLANS:

     Effective January 1, 1989, the Company established an enhanced 401(k) defined contribution plan for substantially all employees. Under this plan, employees may contribute between 2% and 15% of their salaries and wages with the Company matching up to 100% of the first 3% of employee contributions. The expense under this plan was $58,000, $53,000, $66,000, $51,000 (unaudited) and $145,000 (unaudited) for the years ended December 31, 1994, 1995 and 1996, and the nine months ended September 30, 1996 and 1997, respectively.

8.  RELATED PARTIES:

     During 1996 and the unaudited nine months ended September 30, 1996 and 1997, the Company sold certain finished products to the joint venture referred to in Note 2. Sales to the joint venture totaled $1,542,000, $872,000 (unaudited) and $2,409,000 (unaudited) for the year ended December 31, 1996, and the nine months ended September 30, 1996 and 1997, respectively. Accounts receivable from the joint venture

                        BINNINGS BUILDING PRODUCTS, INC.

were $234,000, $240,000 (unaudited) and $430,000 (unaudited) at December 31, 1996, and September 30, 1996 and 1997, respectively.

9.  INCOME TAXES:

     The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires recognition of future tax benefits, to the extent that realization of such benefits is more likely than not, attributable to deductible temporary differences between the financial statement and income tax basis of assets and liabilities and net operating loss carryforwards.

     The net deferred income tax liability at December 31, 1995 and 1996, and September 30, 1996 and 1997, is comprised of the following:

                                       DECEMBER 31,                    SEPTEMBER 30,
                                ---------------------------     ---------------------------
                                   1995            1996            1996            1997
                                -----------     -----------     -----------     -----------
                                                                        (UNAUDITED)
        Assets................  $ 5,063,000     $ 4,341,000     $ 4,630,000     $ 4,216,000
        Liabilities...........   (5,063,000)     (4,341,000)     (4,630,000)     (4,216,000)
                                -----------     -----------     -----------     -----------
                                $         0     $         0     $         0     $         0
                                ===========     ===========     ===========     ===========

     Temporary differences and carryforwards which give rise to significant deferred income tax assets (liabilities) as of December 31, 1995 and 1996, are as follows:

                                              DECEMBER 31,                 SEPTEMBER 30,
                                       --------------------------    --------------------------
                                          1995           1996           1996           1997
                                       -----------    -----------    -----------    -----------
                                                                            (UNAUDITED)
    Current deferred income taxes --
      Allowance for doubtful
         accounts....................  $    54,000    $    87,000    $    79,000    $   147,000
      Inventory valuation
         differences.................     (847,000)      (947,000)      (973,000)      (836,000)
      Accrued expenses not currently
         deductible for income tax
         purposes....................      271,000        318,000        242,000        274,000
      Accrued environmental
         expenses....................       62,000        131,000        120,000        128,000
      Other..........................       12,000        149,000        139,000        126,000
                                       -----------    -----------    -----------    -----------
    Total current deferred income
      taxes..........................  $  (448,000)   $  (262,000)   $  (393,000)   $  (161,000)
                                       ===========    ===========    ===========    ===========
    Long-term deferred income
      taxes --
    Property, plant and equipment....  $(2,152,000)   $(2,013,000)   $(2,046,000)   $(2,101,000)
      Federal net operating loss
         carryforwards...............    3,971,000      3,128,000      3,361,000      3,011,000
      State net operating loss
         carryforwards...............      501,000        295,000        467,000        289,000
      Alternative minimum tax
         carryforwards...............            0         29,000         22,000         37,000
      Valuation allowance............   (1,872,000)    (1,177,000)    (1,411,000)    (1,075,000)
                                       -----------    -----------    -----------    -----------
    Total long-term deferred income
      taxes..........................  $   448,000    $   262,000    $   393,000    $   161,000
                                       ===========    ===========    ===========    ===========

                        BINNINGS BUILDING PRODUCTS, INC.

     The income tax provision for the years ended December 31, 1994, 1995 and 1996, and for the nine-month periods ended September 30, 1996 and 1997, consists of the following elements:

                                                DECEMBER 31,                   SEPTEMBER 30,
                                          -------------------------     ---------------------------
                                          1994     1995      1996          1996            1997
                                          ----     ----     -------     -----------     -----------
                                                                                (UNAUDITED)
    Currently payable...................   $0       $0      $29,000       $22,000         $ 8,000
    Deferred payable....................    0        0            0             0               0
                                           --       --
                                                            -------       -------          ------
                                           $0       $0      $29,000       $22,000         $ 8,000
                                           ==       ==      =======       =======          ======

     A reconciliation between income taxes computed at the statutory federal rate of 35% and the provisions for income taxes for the years ended December 31, 1994, 1995 and 1996, is as follows:

                                         DECEMBER 31,                       SEPTEMBER 30,
                             -------------------------------------     -----------------------
                               1994          1995          1996          1996          1997
                             ---------     ---------     ---------     ---------     ---------
                                                                             (UNAUDITED)
    Amount at statutory
      federal rate.........  $(555,000)    $(436,000)    $ 583,000     $ 454,000     $ 118,000
    Change in valuation
      allowance............    468,000       311,000      (695,000)     (461,000)     (102,000)
    Alternative minimum
      taxes (AMT)..........          0             0        29,000        22,000         8,000
    Nondeductible
      expenses.............      2,000         2,000        47,000        43,000        12,000
    Other..................     85,000       123,000        65,000       (36,000)      (28,000)
                             ---------     ---------      --------      --------      --------
                             $       0     $       0     $  29,000     $  22,000     $   8,000
                             =========     =========      ========      ========      ========

     In fiscal years 1994 and 1995 and prior years, the Company incurred significant financial reporting and taxable losses principally as a result of a capital structure that contained a substantial amount of high interest rate debt. Although substantial net deferred income tax assets were generated during these periods, a valuation allowance was established because in management's assessment the historical operating trends made it uncertain whether the net deferred income tax assets would be realized. Accordingly, no provision or benefit for income taxes was recognized in 1994 and 1995.

     During late 1995, the Company renegotiated the significant terms of its debt obligations which lowered interest expense and provided liquidity for operations. For the nine months ended September 30, 1996 and the year ended December 31, 1996, the Company reported taxable income and net income for financial reporting purposes. The provision for income taxes for the nine months ended September 30, 1996 and the year ended December 31, 1996 of $22,000 (unaudited) and $29,000, respectively, is comprised solely of AMT as the Company was able to utilize a portion of its net operating loss carryforwards. At December 31, 1996 and at September 30, 1997, management determined, largely because of the Company's prior losses, that it remains uncertain whether the net deferred tax assets would be realized. As a result a valuation allowance of $1,177,000 and $1,075,000 (unaudited) was recorded at December 31, 1996 and at September 30, 1997, respectively.

     For federal income tax reporting purposes, the Company had net operating loss carryforwards of approximately $9,776,000 as of December 31, 1996. These losses may be used to reduce future taxable income, if any, and expire from 2001 through 2010. These carryforwards may be subject to annual limitation in the future in accordance with the Tax Reform Act of 1986 (Note 10). For state income tax reporting purposes, the Company had net operating loss carryforwards of approximately $5,291,000 as of December 31, 1996, which expire from 1997 through 2010.

                        BINNINGS BUILDING PRODUCTS, INC.

10.  SUBSEQUENT EVENTS:

     Effective December 10, 1997, the stockholders of the Company sold all of their outstanding preferred and common shares to American Architectural Products Corporation (American) for approximately $26,500,000. In accordance with the terms of the sale agreement, the revolving credit facility and notes payable to certain common stockholders (Note 4) were repaid in full. The agreement provides for a payment of approximately $1,100,000 to the holders of the 9.25% notes payable extinguishing the holders' common stock put option and capital appreciation rights as well as repurchasing 62,500 shares of common stock held by the holders of the 9.25% notes payable. On December 10, 1997, the Board of Directors of the Company declared stock dividends payable to cover all Series A Preferred and Series B Preferred stock dividends that were in arrears through the date of the sale of the Company. The Company called all of the Series A Preferred and Series B Preferred shares for redemption as of December 10, 1997. The Company expects to redeem all of the Series A Preferred and Series B Preferred shares at the stated redemption value of $10 per share. Payments to the holders of the Series A Preferred and Series B Preferred shares totaling approximately $3,169,000 and $394,000, respectively, will be made as the stock certificates are tendered by the holders. The common stock purchase warrants held by a consultant expired unexercised on December 10, 1997. Additionally, on December 10, 1997, the holders of the 54,250 outstanding common stock options exercised their options and purchased 54,250 shares of common stock of the Company. The amount to be distributed to the common stockholders will represent the remaining proceeds from the $26,500,000 payment by American after repayment of the notes payable, revolving credit facility, Series A Preferred shares, Series B Preferred shares and closing fees and expenses.

     As a result of the purchase of the Company's common stock, the estimated value associated with the 16,750 stock appreciation rights held by two officers was approximately $117,000 at December 10, 1997. As of December 10, 1997, the officers had not exercised their redemption rights.

     On November 11, 1997, the Company signed a letter of intent to sell its Miami production facility and real estate for approximately $4,500,000. The net book value of the property was approximately $3,629,000 (unaudited) at September 30, 1997. Management anticipates the sale to close by the end of June 1998.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Danvid Company, Inc. and Danvid Window Company

     We have audited the accompanying combined balance sheets of Danvid Company, Inc. and Danvid Window Company as of July 28, 1996 and July 27, 1997, and the related combined statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 6 to the accompanying combined financial statements, the Companies may be subject to additional federal income tax liabilities as a result of an investigation by the Internal Revenue Service.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Danvid Company, Inc. and Danvid Window Company at July 28, 1996 and July 27, 1997, and the results of their combined operations and their combined cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          BDO SEIDMAN, LLP

Dallas, Texas
October 20, 1997

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                            COMBINED BALANCE SHEETS

                                                                       JULY 28,       JULY 27,
                                                                         1996           1997
                                                                      ----------     ----------
                                            ASSETS
Current
  Cash..............................................................  $  678,459     $1,059,761
  Short-term investments (Note 4)...................................   1,004,967      1,052,250
  Accounts receivable:
     Trade, less allowance for doubtful accounts of $353,400 and
      $125,600......................................................   3,846,336      4,667,013
     Employees......................................................      60,004         92,735
     Other..........................................................      13,597          8,861
  Inventories (Note 1)..............................................   1,099,859      1,151,992
  Prepaid expenses..................................................      31,275         39,998
  Notes receivable -- current portion (Note 2)......................      11,748         12,342
  Deferred tax benefit (Note 8).....................................     236,424        149,565
                                                                      ----------     ----------
          Total current assets......................................   6,982,669      8,234,517
                                                                      ----------     ----------
Machinery and equipment net (Note 3)................................     398,643        443,071
                                                                      ----------     ----------
Other
  Deposits..........................................................      26,903         23,300
  Investments (Note 4)..............................................      38,485         55,300
  Notes receivable, less current portion (Note 2)...................      58,606         39,010
  Deferred tax benefit (Note 8).....................................      56,213         45,932
                                                                      ----------     ----------
          Total other assets........................................     180,207        163,542
                                                                      ----------     ----------
                                                                      $7,561,519     $8,841,130
                                                                      ==========     ==========
                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current
  Accounts payable -- trade.........................................  $2,833,765     $2,606,979
  Notes payable -- current portion (Note 5).........................      17,033         36,781
  Accrued expenses:
     Payroll and payroll taxes......................................     368,196        429,379
     Profit-sharing plan contribution...............................     150,000             --
     Other taxes....................................................     173,378        233,407
     Warranty expenses -- current portion...........................     324,294        354,139
     Federal income taxes...........................................     454,737        201,858
                                                                      ----------     ----------
          Total current liabilities.................................   4,321,403      3,862,543
Notes payable, less current maturities (Note 5).....................     117,371         82,000
Accrued warranty expenses, less current portion.....................     191,583        159,343
                                                                      ----------     ----------
          Total liabilities.........................................   4,630,357      4,103,886
                                                                      ----------     ----------
Commitments and contingencies (Notes 6, 7 and 10)
Shareholders' equity (Note 9)
  Common stock -- par...............................................       1,000          1,000
  Common stock -- no par............................................       1,000          1,000
  Retained earnings.................................................   3,059,162      4,848,429
                                                                      ----------     ----------
                                                                       3,061,162      4,850,429
Less: Treasury stock, at cost (Note 9)..............................    (130,000)      (130,000)
Plus: Unrealized securities gain....................................          --         16,815
                                                                      ----------     ----------
          Total shareholders' equity................................   2,931,162      4,737,244
                                                                      ----------     ----------
                                                                      $7,561,519     $8,841,130
                                                                      ==========     ==========

See accompanying summary of accounting policies and notes to combined financial statements.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                            YEARS ENDED
                                                                    ---------------------------
                                                                     JULY 28,        JULY 27,
                                                                       1996            1997
                                                                    -----------     -----------
Sales.............................................................  $40,731,403     $42,003,176
Cost of Goods Sold................................................   33,777,787      33,807,196
                                                                    -----------     -----------
Gross Margin......................................................    6,953,616       8,195,980
                                                                    -----------     -----------
Operating Expenses:
  Selling expenses................................................    1,412,078       2,039,554
  General and administrative expenses.............................    4,115,884       3,637,973
                                                                    -----------     -----------
          Total Operating Expenses................................    5,527,962       5,677,527
                                                                    -----------     -----------
Operating Profit..................................................    1,425,654       2,518,453
                                                                    -----------     -----------
Other Income (Expense):
  Interest and dividend income....................................       22,766          61,349
  Other income....................................................       53,055          51,826
  Interest expense................................................      (14,946)         (2,656)
                                                                    -----------     -----------
          Total Other Income (Expense)............................       60,875         110,519
                                                                    -----------     -----------
Income Before Income Taxes........................................    1,486,529       2,628,972
                                                                    -----------     -----------
Income Taxes (Benefit):
  Current.........................................................      744,607         737,565
  Deferred........................................................     (138,079)         97,140
                                                                    -----------     -----------
          Total Income Taxes......................................      606,528         834,705
                                                                    -----------     -----------
Net Income........................................................      880,001       1,794,267
Retained Earnings, beginning of year..............................    2,184,161       3,059,162
Dividends.........................................................       (5,000)         (5,000)
                                                                    -----------     -----------
Retained Earnings, end of year....................................  $ 3,059,162     $ 4,848,429
                                                                    ===========     ===========

See accompanying summary of accounting policies and notes to combined financial statements.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                            YEARS ENDED
                                                                     --------------------------
                                                                      JULY 28,        JULY 27,
                                                                        1996            1997
                                                                     -----------     ----------
Operating Activities:
  Net income.......................................................  $   880,001     $1,794,267
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization.................................      201,139        204,000
     Deferred taxes................................................     (138,079)        97,140
     Gain on investments...........................................           --        (47,283)
     Changes in operating assets and liabilities
       Accounts receivable -- trade................................      184,293       (820,677)
       Accounts receivable -- other................................       11,587        (27,995)
       Inventories.................................................      119,962        (52,133)
       Prepaid expenses............................................      164,871         (8,723)
       Other assets................................................        3,604          3,600
       Accounts payable............................................      (94,868)      (225,786)
       Accrued expenses............................................      808,750       (284,062)
                                                                     -----------     ----------
Net cash provided by operating activities..........................    2,141,260        632,348
                                                                     -----------     ----------
Investing Activities:
  Increase in short-term investments...............................   (1,004,967)            --
  Decrease in non-current investments..............................        4,811             --
  Payments received on notes receivable............................        4,834         19,002
  Purchase of property and equipment...............................     (101,390)      (248,428)
                                                                     -----------     ----------
Net cash used in investing activities..............................   (1,096,712)      (229,426)
                                                                     -----------     ----------
Financing Activities:
  Dividends paid...................................................       (5,000)        (5,000)
  Note payments....................................................     (475,836)       (16,620)
                                                                     -----------     ----------
Net cash used in financing activities..............................     (480,836)       (21,620)
                                                                     -----------     ----------
Increase in cash and cash equivalents..............................      563,712        381,302
Cash and Cash Equivalents:
  Beginning of year................................................      114,747        678,459
                                                                     -----------     ----------
  End of year......................................................  $   678,459     $1,059,761
                                                                     ===========     ==========
Supplemental Disclosure of Cash Flow Information
  Cash paid during the year for interest...........................  $    14,946     $    2,656
                                                                     ===========     ==========

See accompanying summary of accounting policies and notes to combined financial statements.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

     Danvid Company, Inc. (the Company) is a manufacturer of residential windows and doors with its office and facilities located in Carrollton, Texas. The Company is related to Danvid Window Company (Affiliate) through common management and shareholders. The Company's products are principally sold to Danvid Window Company which sells the products to wholesalers, retailers and builders. Approximately 92 and 98 percent of the Company's 1996 and 1997 sales are to Danvid Window Company, respectively. These financial statements are the combined financial statements of Danvid Company, Inc. and Danvid Window Company. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

     The Company and its Affiliate maintain a portion of their cash in bank deposit accounts which at times may have exceeded federally insured amounts. The companies have not experienced any losses in such accounts and believe they are not exposed to any significant credit risk on cash and cash equivalents.

INVESTMENTS

     Short-term investments are stated at fair value and include investments in equity and bond mutual funds. In accordance with company policy, these investments, which the Company intends to hold for less than one year but longer than three months, are not included as cash equivalents. These securities are considered trading securities with the unrealized holding gains and losses reported in earnings.

     Non-current investments are stated at fair value and include investments in equity securities which the Company intends to hold for periods longer than one year. Unrealized holding gains and losses on securities are carried as a separate component of shareholders' equity.

ACCOUNTS RECEIVABLE

     The Company's customers, as well as the Affiliate's customers, are primarily related to the home building and remodeling industries. Trade accounts receivable are normally uncollateralized and payment terms are generally 30 days. Management performs periodic reviews of the creditworthiness of customers and provides an allowance for losses on receivables based upon prior years' experience.

INVENTORIES

     Inventory is stated at the lower of cost (determined on a first-in, first-out basis) or market. Inventory costs include materials, direct labor, and manufacturing overhead. Costs of miscellaneous manufacturing supplies are expensed as incurred.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

MACHINERY AND EQUIPMENT

     Machinery and equipment are stated at cost. Depreciation has been calculated using an accelerated method over the estimated useful lives of the assets as follows:

                                                                        ESTIMATED USEFUL LIFE
                                                                        ---------------------
    Transportation equipment..........................................            5 years
    Office furniture and equipment....................................       7 - 10 years
    Machinery and shop equipment......................................       7 - 10 years
    Computer equipment................................................            5 years

ACCRUED WARRANTY EXPENSES

     The Company provides a 10-year warranty on its products and has established a product warranty reserve. The warranty reserve is based on management's estimates of future costs associated with fulfilling the warranty obligation. Management's estimates were derived from the Company's historical experience.

REVENUES

     The Company and Affiliate recognize revenue on its window products when shipped to the customer. Repair, service, and freight revenue is recognized as the services are performed. All sales between the Company and the Affiliate have been eliminated.

INCOME TAXES

     Statement of Financial Accounting Standards Board No. 109, "Accounting for Income Taxes" (SFAS No. 109), provides for deferred income tax assets and liabilities resulting from temporary differences (see Note 8). Temporary differences are the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. In accordance with SFAS No. 109, the Company has considered the need for a valuation allowance to reduce its deferred tax asset to an amount which will, more likely than not, be realized. No valuation allowance was considered necessary.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS
130), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated.

     Additionally, in June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," (SFAS 131) which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the reporting by public companies of information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements. It also establishes standards for disclosures regarding products and services, geographic areas and major customers.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)
SFAS 131 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated.

     Because of the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, they may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of these two standards.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  INVENTORIES

     Inventories are comprised of the following:

                                                               JULY 28,       JULY 27,
                                                                 1996           1997
                                                              ----------     ----------
        Raw materials.......................................  $  620,917     $  663,676
        Work-in-process.....................................     143,773        180,678
        Finished goods......................................     335,169        307,638
                                                              ----------     ----------
                  Total                                       $1,099,859     $1,151,992
                                                              ==========     ==========

2.  NOTES RECEIVABLE

     Included in notes receivable is a loan due from a shareholder of the Company totaling $8,320 and $13,520 at July 28, 1996 and July 27, 1997, respectively. This loan is a demand note, bears no interest, and is payable monthly. The loan is secured by an automobile owned by the officer.

     The Company has an undivided interest in a note receivable with an unrelated party that is secured by land and payable in quarterly installments of principal and interest at 8 percent per annum. The note matures February 1, 2004.

     The above referenced notes receivable have scheduled maturities as follows:

                                       YEAR                          AMOUNT
                ---------------------------------------------------  -------
                1998...............................................  $12,342
                1999...............................................   11,624
                2000...............................................    8,777
                2001...............................................    9,505
                2002...............................................    9,104
                                                                     -------
                Total..............................................  $51,352
                                                                     =======

3.  MACHINERY AND EQUIPMENT

     Machinery and equipment consists of the following:

                                                                 1996           1997
                                                              ----------     ----------
        Transportation equipment............................  $  522,806     $  643,231
        Office furniture and equipment......................      15,194         24,399
        Machinery and shop equipment........................     502,088        613,410
        Computer equipment..................................     184,413        191,889
                                                              ----------     ----------
        Total...............................................   1,224,501      1,472,929
        Accumulated depreciation............................     825,858      1,029,858
                                                              ----------     ----------
        Net machinery and equipment.........................  $  398,643     $  443,071
                                                              ==========     ==========

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

4.  INVESTMENTS

     The cost and estimated fair value of the investment securities are as follows:

                                                                  JULY 28, 1996
                                                --------------------------------------------------
                                                   COST         GAIN        LOSS        FAIR VALUE
                                                ----------     -------     -------      ----------
Trading securities (short-term)...............  $1,004,967     $    --     $    --      $1,004,967
Available-for-sale securities (long-term).....      38,485          --          --          38,485
                                                ----------         ---         ---      ----------
Total investment securities...................  $1,043,452     $    --     $    --      $1,043,452
                                                ==========         ===         ===      ==========

                                                                  JULY 27, 1997
                                                --------------------------------------------------
                                                   COST         GAIN        LOSS        FAIR VALUE
                                                ----------     -------     -------      ----------
Trading securities (short-term)...............  $1,004,967     $47,283     $     -      $1,052,250
Available-for-sale securities (long-term).....      38,485      16,815           -          55,300
                                                ----------     -------     -------      ----------
Total investment securities...................  $1,043,452     $64,098     $     -      $1,107,550
                                                ==========     =======     =======      ==========

5.  NOTES PAYABLE

     The Company and its Affiliate have an $800,000 line-of-credit with Comerica Bank -- Texas which bears interest at prime rate plus one percent and is payable on demand. This line-of-credit has no outstanding balance as of July 28, 1996 or July 27, 1997. Any borrowings under the line-of-credit are collateralized by inventory and accounts receivable.

     Long-term debt consist of the following:

                                                                   1996         1997
                                                                 --------     --------
        13.65% installment note, payable monthly in the amount
          of $717 including interest, due May 30, 1998 and
          secured by an automobile.............................  $ 28,404     $ 23,781
        Non-interest bearing, promissory note to former
          shareholder, payable monthly in the amount of $1,000,
          secured by company stock.............................   106,000       94,000
                                                                 --------     --------
        Total..................................................   134,404      117,781
        Less: Current maturities...............................   (17,033)     (35,781)
                                                                 --------     --------
        Long-term debt.........................................  $117,371     $ 82,000
                                                                 ========     ========

     Future maturities of long-term debt at July 27, 1997 are as follows:

                                      YEAR                               AMOUNT
            --------------------------------------------------------    --------
            1998....................................................    $ 35,781
            1999....................................................      12,000
            2000....................................................      12,000
            2001....................................................      12,000
            2002....................................................      12,000
            Thereafter..............................................      34,000
                                                                        --------
                      Total.........................................    $117,781
                                                                        ========

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

6.  COMMITMENTS AND CONTINGENCIES

     The Internal Revenue Service is currently conducting an investigation of the Companies and their shareholders. Although there have not been any assessments against the Companies, the Companies may be subject to additional federal income tax liabilities. The ultimate outcome of the investigations and their effects on the Companies cannot presently be determined. Accordingly no provision for any liability that may result upon the resolution of this matter has been recognized in the combined financial statements.

     At July 27, 1997, the Companies are defendants in several lawsuits. The Companies may be liable in these matters to the extent that the lawsuits are found in favor of the plaintiffs and to the extent that these matters are not covered by the Companies' insurance. In the opinion of management, such liabilities, if any, would not have a material effect on the combined financial statements.

     At July 27, 1997, the Company was committed to various operating leases of its office, production facility, production and office equipment, and transportation equipment. Operating lease expense was approximately $1,135,000 and $1,080,000 for the years ended 1996 and 1997, respectively.

     Future estimated minimum lease payments under operating leases at July 27, 1997, are as follows:

                                      YEAR                               AMOUNT
            ---------------------------------------------------------  ----------
            1998.....................................................  $1,072,440
            1999.....................................................   1,033,145
            2000.....................................................     736,536
            2001.....................................................     699,716
            2002.....................................................     578,212
            Thereafter...............................................   1,431,128
                                                                       ----------
                      Total..........................................  $5,551,177
                                                                       ==========

7.  EMPLOYEE BENEFIT PLANS

     The Company and its Affiliate have adopted qualified defined contribution profit-sharing plans during fiscal year 1996. The Plans cover all employees meeting minimum age and length of service requirements. Contributions to the Plans are made at the discretion of each company's Board of Directors. Expense related to these Plans were $150,000 and $200,000 for the years ended July 28, 1996 and July 27, 1997, respectively.

8.  INCOME TAXES

     The Company's effective tax rate in 1996 is 41 percent. This differs from the statutory tax rate of 34 percent due to non-deductible expenses (e.g. meals and entertainment) and an additional provision for potential income tax liabilities.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

     Cumulative temporary differences consist of the following:

                                                                 JULY 28,     JULY 27,
                                                                   1996         1997
                                                                 --------     --------
        Deferred tax assets:
          Accrued warranty expense.............................  $175,398     $174,584
          Capitalized inventory costs..........................     8,840        8,840
          Allowance for bad debts..............................   117,324       20,318
                                                                 --------     --------
        Gross deferred tax assets..............................   301,562      203,742
                                                                 --------     --------
        Deferred tax liabilities:
          Machinery and equipment..............................    (8,925)      (8,245)
                                                                 --------     --------
        Net deferred tax assets................................  $292,637     $195,497
                                                                 ========     ========

9.  SHAREHOLDERS' EQUITY

     Danvid Company, Inc. has 100,000 shares of no par common stock authorized, 4,500 shares issued, 4,275 shares outstanding and 225 shares in treasury valued at cost at July 28, 1996 and July 27, 1997.

     Danvid Window Company has 100,000 shares of $1 par common stock authorized, 1,000 shares issued and outstanding at July 28, 1996 and July 27, 1997. In January 1996 and February 1997, common stock dividends of $5 par share were paid totaling $5,000.

10.  BUY -- SELL AGREEMENT

     The Company and its Affiliate have an agreement regarding the disposition of the Affiliate's sole shareholder's shares of common stock. In accordance with the agreement, a shareholder of the Company can exercise an option to purchase a controlling share of the Affiliate's common stock from the Affiliate's sole shareholder. The purchase price as set forth in the agreement is $1.00 per share.

11.  MAJOR CUSTOMERS

     The Company sells its products to homebuilders and distributors primarily in its regional area. For the years ended July 28, 1996 and July 27, 1997, the Company and its Affiliate had sales to one major distributor that approximated 12 percent in both years. The concentration in accounts receivable also approximated 12 percent of the total balance in both years for the same distributor.

12.  SUBSEQUENT EVENT

     Subsequent to their fiscal year end, the Company and the Affiliate and their shareholders entered into a letter of intent with an unrelated company to sell the net assets of the Company and the Affiliate.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Danvid Company, Inc. and Danvid Window Company

     We were engaged to audit the accompanying combined balance sheet of Danvid Company, Inc. and Danvid Window Company (a Texas corporation) as of July 31, 1995, and the related combined statement of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Danvid Company, Inc. and Danvid Window Company as of July 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          FOX, BYRD & GOLDEN

Dallas, Texas
October 13, 1995

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                             COMBINED BALANCE SHEET
                                 JULY 31, 1995

                                                ASSETS
Current Assets
  Cash and cash equivalents..............................................................    $  114,747
  Short-term investments (Note 1G).......................................................        43,296
  Accounts receivable--trade (Notes 2 and 4).............................................     4,030,629
  Accounts receivable--other.............................................................        64,888
  Notes receivable--current portion (Note 3).............................................        19,613
  Due from officer (Note 6)..............................................................        20,300
  Inventory (Notes 1B and 4).............................................................     1,219,821
  Prepaid expenses.......................................................................        71,803
  Income taxes receivable................................................................       124,343
  Deferred income taxes receivable (Notes 1D and 7)......................................        49,132
                                                                                             ----------
         Total Current Assets............................................................     5,758,572
                                                                                             ----------
Property, Plant and Equipment (Notes 1C and 4)
  Transportation equipment...............................................................       538,193
  Office furniture and equipment.........................................................        15,194
  Machinery and shop equipment...........................................................       458,878
  Computer equipment.....................................................................       128,852
                                                                                             ----------
                                                                                              1,141,117
  Less: Accumulated depreciation.........................................................       642,861
                                                                                             ----------
                                                                                                498,256
                                                                                             ----------
Other Assets
  Organization costs--net (Note 1H)......................................................           327
  Deposits...............................................................................        30,316
  Notes receivable (Note 3)..............................................................        55,575
  Deferred income taxes receivable (Notes 1D and 7)......................................       105,426
                                                                                             ----------
                                                                                                191,644
                                                                                             ----------
                                                                                             $6,448,472
                                                                                             ==========
                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable--trade................................................................    $2,928,634
  Line-of-credit--bank (Note 4)..........................................................       350,000
  Notes payable--current portion (Note 4)................................................       124,836
  Accrued payroll and commissions........................................................       310,135
  Accrued payroll taxes..................................................................        80,335
  Accrued warranty expense...............................................................        97,000
  Accrued other expenses.................................................................        74,968
                                                                                             ----------
         Total Current Liabilities.......................................................     3,965,908
                                                                                             ----------
Long-Term Debt
  Notes payable (Notes 4 and 6)..........................................................       260,240
  Less: Current portion..................................................................       124,836
                                                                                             ----------
                                                                                                135,404
                                                                                             ----------
Other Liabilities
  Accrued warranty expenses..............................................................       291,000
                                                                                             ----------
         Total Liabilities...............................................................     4,392,312
                                                                                             ----------
Stockholders' Equity
  Common stock (Note 8)..................................................................         2,000
  Retained earnings......................................................................     2,184,160
                                                                                             ----------
                                                                                              2,186,160
  Less: Treasury stock, at cost (Note 8).................................................       130,000
                                                                                             ----------
                                                                                              2,056,160
                                                                                             ----------
                                                                                             $6,448,472
                                                                                             ==========

   The accompanying notes are an integral part of these financial statements.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

             COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                        FOR THE YEAR ENDED JULY 31, 1995

Sales...........................................................................  $37,909,147
Cost of Goods Sold..............................................................   33,739,455
                                                                                  -----------
Gross Profit....................................................................    4,169,692
                                                                                  -----------
Operating Expenses
  Selling expenses..............................................................    1,977,022
  General and administrative expenses...........................................    2,405,330
                                                                                  -----------
                                                                                    4,382,352
                                                                                  -----------
Net Operating Loss..............................................................     (212,660)
                                                                                  -----------
Other Income (Expense)
  Interest and dividend income..................................................       13,056
  Other income..................................................................       69,994
  Interest expense..............................................................      (30,782)
  Loss on investment............................................................       (1,738)
                                                                                  -----------
                                                                                       50,530
                                                                                  -----------
Loss Before Federal Income Tax..................................................     (162,130)
                                                                                  -----------
Federal Income Tax Expense (Benefit) (Notes 1D and 7)
  Current.......................................................................      (45,251)
  Deferred......................................................................      (19,578)
                                                                                  -----------
                                                                                      (64,829)
                                                                                  -----------
Net Loss........................................................................      (97,301)
Retained Earnings, Beginning of year............................................    2,306,507
Dividends.......................................................................      (25,046)
                                                                                  -----------
Retained Earnings, End of year..................................................  $ 2,184,160
                                                                                  ===========

   The accompanying notes are an integral part of these financial statements.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                        COMBINED STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JULY 31, 1995

Cash Flows from Operating Activities:
  Net loss......................................................................    $ (97,301)
  Adjustments to reconcile net income to cash provided by operating activities:
     Depreciation and amortization..............................................      159,045
     Loss on sale of investments................................................        1,738
     Decrease in accounts receivable............................................      760,118
     Decrease in income taxes receivable........................................        6,211
     Decrease in inventory......................................................       83,179
     Increase in prepaid expenses...............................................      (10,397)
     Decrease in other assets...................................................       26,030
     Increase in deferred income taxes..........................................      (19,578)
     Decrease in payables.......................................................     (475,425)
     Decrease in accrued expenses...............................................     (419,111)
                                                                                    ---------
          Net Cash Provided by Operating Activities.............................       14,509
                                                                                    ---------

Cash Flows from Investing Activities:
  Decrease in investments in mutual funds.......................................       (1,032)
  Note proceeds.................................................................      (15,000)
  Payments received on notes receivable.........................................       13,651
  Purchase of property and equipment............................................     (405,989)
                                                                                    ---------
          Net Cash Used in Investing Activities.................................     (408,370)
                                                                                    ---------
Cash Flows from Financing Activities:
  Net proceeds from line-of-credit..............................................      350,000
  Dividends paid................................................................      (25,046)
  Note payments.................................................................     (156,232)
  Purchase of treasury stock....................................................      (10,000)
                                                                                    ---------
          Net Cash Provided by Financing Activities.............................      158,722
                                                                                    ---------
Decrease in Cash and Cash Equivalents...........................................     (235,139)
Cash and Cash Equivalents
  Beginning of year.............................................................      349,886
                                                                                    ---------
  End of year...................................................................    $ 114,747
                                                                                    =========

   The accompanying notes are an integral part of these financial statements.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                        COMBINED STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JULY 31, 1995

                         SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Schedule of Noncash Investing and Financing Transactions:
  Purchase of automobile................................................................   $ (33,475)
  Note payable..........................................................................      33,475
  Purchase of treasury stock............................................................    (130,000)
  Note payable..........................................................................     120,000
                                                                                           ---------
          Cash Paid.....................................................................   $ (10,000)
                                                                                           =========
Cash Payments (Refunds):
  Interest..............................................................................   $  30,782
  Income taxes..........................................................................   $ (51,462)

   The accompanying notes are an integral part of these financial statements.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                                 JULY 31, 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Danvid Company, Inc. (the Company) is a manufacturer of aluminum windows and doors with its office and facilities located in Carrollton, Texas. The Company is related to Danvid Window Company (affiliate) and Advantage Discount Glass through common management and shareholders. The Company's products are principally sold to Danvid Window Company which sells the products to wholesalers, retailers and builders. Approximately 94% of the Company's sales are to Danvid Window Company. These financial statements are the combined financial statements of Danvid Company, Inc. and Danvid Window Company. All significant intercompany accounts and transactions have been eliminated. The more significant accounting policies are as follows:

          A. Sales are recognized when the product is shipped. Title actually passes when the product is delivered, which is usually the same day that it is shipped and no longer than three days after shipment. There were no material shipments undelivered at July 31, 1995.

          B. Inventory is carried at the lower of cost or market determined on a first-in, first-out basis.

          C. Property, plant and equipment, stated at cost, are depreciated using an accelerated method over the estimated useful lives of the assets. Depreciation expense was $158,527 for the year ended July 31, 1995.

                                  ASSETS                            ESTIMATED USEFUL LIFE
        ----------------------------------------------------------  ---------------------
        Transportation equipment..................................            5 years
        Office furniture and equipment............................       7 - 10 years
        Machinery and shop equipment..............................       7 - 10 years
        Computer equipment........................................            5 years

          D. The Company has adopted Statement of Financial Accounting Standards Board No. 109 for accounting for income taxes. For all significant items where there is a timing difference between financial and income tax reporting, deferred taxes are provided. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they related.

          E. Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of cash and trade receivables. The Company sells its principal products to customers related to the home building and remodeling industries. To reduce credit risk, the Company performs on-going credit evaluations of its customers' financial conditions and does not generally require collateral.

    In the normal course of business, the Company may have bank account balances in excess of federally insured limits.

          F. For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

          G. Short-term investments are stated at the lower of cost or market and include investments in equity and bond mutual funds.

        H. Organization costs are being amortized over 5 years. Amortization expense was $518 for 1995.

          I. The Company provides a 10-year warranty on its products. The Company has established an estimated accrual for these anticipated future warranty costs.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                                 JULY 31, 1995

NOTE 2--ACCOUNTS RECEIVABLE--TRADE

     Accounts receivable--trade of the Company and its affiliate are pledged as collateral on the Comerica Bank note and stated net of an allowance for doubtful accounts of $232,358 at July 31, 1995. An aged analysis of accounts receivable at July 31, 1995, is as follows:

                                                                AMOUNT          %
                                                              ----------       ---
            Current.........................................  $3,138,427        74
            30 days.........................................     937,150        22
            60 days.........................................     187,410         4
                                                              ----------       ---
                                                              $4,262,987       100
                                                              ==========       ===

NOTE 3--NOTES RECEIVABLE

     The Company has an undivided interest in a note receivable secured by land payable in quarterly installments of principal and interest at 8% per annum which matures February 1, 2004, and has an unsecured note being repaid in monthly installments of $692, including interest at 10% per annum.

            Total notes receivable.....................................  $75,188
            Less: Current portion......................................   19,613
                                                                         -------
            Long-term notes receivable.................................  $55,575
                                                                         =======

NOTE 4--NOTES PAYABLE

     The Company has a line-of-credit with Comerica Bank in the amount of $800,000 at prime plus 1% secured by eligible accounts receivable and inventory. The line-of-credit is a demand note payable. At July 31, 1995, there was $350,000 drawn against the line-of-credit.

     A summary of long-term debt at July 31, 1995 is as follows:

        General Motors Acceptance Corporation Installment note payable monthly in the amount of $717 including interest at 13.65% with balloon balance due May 30, 1998, secured by an automobile......  $ 32,663
        Individual (Ex-stockholder) (Note 6) Promissory note payable monthly in the amount of $1,000 with no interest, secured by
          company stock...................................................   119,000
        Officer Promissory note payable monthly in the amount of $8,484 plus interest at 10%, matures February 28, 1997, unsecured
          (subsequent payments through September 30, 1995 totaled
          $82,865)........................................................   108,577
                                                                            --------
                  Total Indebtedness......................................   260,240
                  Less: Current Portion...................................   124,836
                                                                            --------
                  Long-Term Debt..........................................  $135,404
                                                                            ========

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                                 JULY 31, 1995

NOTE 4--NOTES PAYABLE (CONTINUED)
     The following are maturities of long-term debt at July 31, 1995:

                                      FISCAL
                                    YEAR ENDED
                                     JULY 31,                        AMOUNT
                --------------------------------------------------  --------
                  1996............................................  $124,836
                  1997............................................    17,033
                  1998............................................    35,371
                  1999............................................    12,000
                  2000............................................    12,000
                Thereafter........................................    59,000
                                                                    --------
                                                                    $260,240
                                                                    ========

NOTE 5--COMMITMENTS AND CONTINGENT LIABILITIES

     A. At July 31, 1995, the Company was committed to various operating leases of its office and production facility and equipment. Rent expense for the year ended July 31, 1995, was $481,649. Future estimated minimum lease payments under noncancellable leases are:

                              YEAR ENDED JULY 31,                            AMOUNT
        ----------------------------------------------------------------    --------
        1996............................................................    $514,200
        1997............................................................     225,400
        1998............................................................      23,800
        1999............................................................      21,800
                                                                            --------
                                                                            $785,200
                                                                            ========

     B. Employees of the Company are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and, accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

     C. A workmen's compensation claim for approximately $40,000 has been filed against Danvid Window Company. Management's opinion is that their insurance company will cover the majority of any ultimate settlement and any payment by the Company will not materially affect the Company's results of operations or financial position.

NOTE 6--RELATED PARTY TRANSACTIONS

     The following are related party transactions and balances for the year ended July 31, 1995:

        Note payable--officer...........................................    $108,577
        Accounts receivable--officer....................................    $ 20,300
        Interest expense--officers......................................    $ 20,220
        Note payable--Mary Crawford.....................................    $119,000

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                                 JULY 31, 1995

NOTE 7--INCOME TAXES

     The Company's effective tax rate is higher than what would be expected if the federal statutory rate was applied to net income because of expenses deducted for financial reporting purposes that are not deductible for federal income tax purposes. These permanent timing differences for calculation of income tax include amounts related to meals and entertainment and officers life insurance. Cumulative temporary timing differences consist of the following at July 31, 1995:

        Excess of depreciation for tax purposes over the amount taken for
          book purposes..................................................  $   6,427
        Accrued warranty expense recognized for book purposes only.......   (388,000)
        Additional costs related to inventory, capitalized for tax
          purposes only..................................................    (47,506)
                                                                           ---------
                                                                           $(429,079)
                                                                           =========

     The Company has the following capital loss carryforwards for regular federal income tax purposes at July 31, 1995:

                               YEAR OF EXPIRATION                            AMOUNT
        -----------------------------------------------------------------    -------
        1997.............................................................    $23,687
        1999.............................................................         76
        2000.............................................................      1,739
                                                                             -------
                                                                             $25,502
                                                                             =======

NOTE 8--SHAREHOLDERS' EQUITY

     Danvid Company, Inc. has 100,000 shares of no par common stock authorized, 4,500 shares issued, 4,275 shares outstanding and 225 shares in treasury at July 31, 1995. In June 1995, the Company purchased 225 shares of its stock in full redemption of a stockholder's interest for $130,000. In July 1995, common stock dividends of $2.35 per share were paid totaling $10,046.

     Danvid Window Company has 100,000 shares of $1 par common stock authorized, 1,000 shares issued and outstanding at July 31, 1995. In January 1995, common stock dividends of $15 per share were paid totaling $15,000.